UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NMI Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
April 1, 2021

Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of NMI Holdings, Inc. The meeting will be held as a virtual meeting on Thursday, May 13, 2021. The meeting will begin at 8:30 a.m. Pacific Time. You will be able to attend the annual meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/NMIH2021 when you enter the 16-digit Control Number provided to you by us on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. Prior to and during the meeting you may vote on the proposals described in this proxy statement. Your vote is important. Even if you plan to participate in the meeting, we encourage you to vote as soon as possible over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. You may also vote online during the meeting until voting is closed.
The accompanying Notice of 2021 Annual Meeting of Stockholders and proxy statement describe the items to be considered and acted upon by the stockholders at the meeting and include important information about the meeting and the voting process.
Sincerely,
Bradley M. Shuster
Executive Chairman and Chairman of the Board

NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
    NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of NMI Holdings, Inc.:
The 2021 Annual Meeting of Stockholders (Annual Meeting) of NMI Holdings, Inc. (NMI) will be held as a virtual meeting on Thursday, May 13, 2021, at 8:30 a.m. Pacific Time, to vote on the following matters:
1.Election of nine directors;
2.Advisory approval of our executive compensation;
3.Ratification of the appointment of BDO USA, LLP as NMI's independent auditors; and
4.Any other matters that properly come before the Annual Meeting.
You will be able to attend the Annual Meeting via live audio webcast and vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NMIH2021 when you enter your 16-digit Control Number provided to you by NMI on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail.
The record date for the Annual Meeting is March 17, 2021. Only stockholders of record at the close of business on that date are entitled to notice and to vote. Each stockholder of record will be entitled to one vote for each share held on the record date.
Beginning on or about April 1, 2021, we will send to our stockholders of record on the record date a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement via the Internet and vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of our proxy materials free of charge.
Your vote is important. Even if you expect to attend the Annual Meeting via the live audio webcast, please vote over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote again in person if you attend the Annual Meeting.

By Order of the Board of Directors
Bradley M. Shuster
Executive Chairman and Chairman of the Board

April 1, 2021

Proxy Statement Summary
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NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608

PROXY STATEMENT SUMMARY

    This Proxy Statement Summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about April 1, 2021. This summary does not contain all of the information you should consider, so please read the entire proxy statement carefully before voting.
Meeting Information
Date and Time:    Thursday, May 13, 2021, at 8:30 a.m. Pacific Time
Location:    Virtual Meeting at www.virtualshareholdermeeting.com/NMIH2021
Record Date:    March 17, 2021
Matters to Be Voted Upon

Proposals	Required Approval	Board Recommendation	Page Reference
Election of directors	Plurality of Votes Cast	FOR each nominee	5
Advisory approval of executive compensation	Majority of Shares Present or Represented	FOR	44
Ratification of the appointment of BDO USA, LLP as NMI's independent auditors	Majority of Shares Present or Represented	FOR	45
How to Vote
If you were a stockholder on the record date, you may vote your shares of Class A common stock by visiting our online voting website at www.proxyvote.com and following the voting instructions on the website. You may also vote your shares by telephone by calling 1-800-690-6903 and following the voting instructions read to you by the automated operator.
Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely cast votes.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Eastern Time on April 1, 2021. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time, on Wednesday, May 12, 2021. After this, you will only be able to vote by attending the Annual Meeting via live audio webcast, as described on page 1 of our Proxy Statement below. After voting is closed during the Annual Meeting, you will no longer have the ability to vote your shares.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record to vote your shares. Telephone and internet voting also will be offered to stockholders of record owning shares through certain banks and brokers.
Your vote is important. Please vote.

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Proxy Statement Summary
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DIRECTOR NOMINEES

Name	Age	Director Since	Experience	Committee Memberships	Other Public Company Boards
Bradley M. Shuster	66	2012	Executive Chairman and Chairman of the Board, NMI Holdings, Inc.	—	2
Steven L. Scheid*§	67	2012	Former Partner, Strategic Execution Group, Former Chairman and Chief Executive Officer, Janus Capital Group Inc.	CC, GNC	—
Michael Embler*	56	2012	Former Chief Investment Officer, Franklin Mutual Advisers LLC	AC**, CC	1
Priya Huskins*	49	2021	Partner, Senior Vice President and Board Member, Woodruff Sawyer	CC, GNC	2
James G. Jones*	72	2012	Former Chairman and Chief Executive Officer, AccountNow, Inc.	GNC, RC**, CC	__
Lynn S. McCreary*	61	2019	Former Chief Legal Officer and Chief Ethics Compliance Officer, Fiserv, Inc.	GNC**, RC	—
Claudia J. Merkle	62	2019	Chief Executive Officer, NMI Holdings, Inc.	—	—
Michael Montgomery*	65	2012	Former Chief Compliance Officer, Glendon Capital Management, Former Chief Executive Officer, Barclays Group US, Inc.	AC, RC	—
Regina Muehlhauser*	72	2017	Former President, Bank of America, San Francisco	AC, RC	—
AC = Audit Committee; CC = Compensation Committee; GNC = Governance and Nominating Committee; RC = Risk Committee
*    Independent Director
**    Committee Chair
§    Lead Independent Director
James H. Ozanne has served on our Board and as Chairperson of the Board's Compensation Committee since 2012. On May 13, 2021 when Mr. Ozanne's current one-year term of service expires, Mr. Ozanne will retire from the Board.
PERFORMANCE HIGHLIGHTS AND STRATEGY
In 2020, the Company successfully navigated through the unprecedented stress of the COVID-19 pandemic. The COVID-19 pandemic, along with the widespread public and regulatory response, has caused a dramatic slowdown in U.S. and global economic activity and a record number of Americans have been furloughed or laid-off. Against this backdrop, 2020 was a year of remarkable challenge, resiliency and reward for the Company. We pursued a broad series of capital and reinsurance transactions to bolster our balance sheet and provide an expanded ability to serve our customers and their borrowers. In the weeks following the outbreak of COVID-19 and the resulting macroeconomic volatility, we adopted changes to our underwriting guidelines and policy pricing that have further strengthened the credit risk profile of our insurance-in-force (IIF). Even with the systemic challenges caused by the COVID-19 pandemic, the resilience of the housing market, growth in total mortgage origination volume and the continued expansion of our customer franchise spurred the Company's record new insurance written (NIW) and insurance-in-force (IIF) volume in 2020.
We believe our success in 2020 traces to our commitment to our core strategic principles, whereby we aim to help qualified individuals achieve their homeownership goals, ensure that we remain a strong and credible counter-party, deliver a tailored customer service experience, establish a differentiated risk management approach that emphasizes the individual underwriting review or validation of the vast majority of the loans we insure, utilize our proprietary Rate GPS® pricing platform to dynamically evaluate risk and price our policies, and foster a culture of collaboration and excellence that helps us attract and retain experienced industry leaders. We continue to build on our position in the private mortgage insurance market, expand our customer base and grow our insured portfolio of high-quality residential loans by focusing on long-term customer relationships,

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disciplined and proactive risk selection and pricing, fair and transparent claims payment practices, responsive customer service, financial strength and profitability.
    During the year ended December 31, 2020, we wrote a record $62.7 billion of NIW, up 39% compared to the year ended December 31, 2019. Our active customer relationships grew in 2020 to 1,195, compared to 1,095 active customer relationships as of December 31, 2019. Even with significant run-off of our in-force policies driven by the impact of increased refinancing activity tied to record low interest rates, we meaningfully grew our insurance portfolio in 2020, with total IIF of $111.3 billion as of December 31, 2020, representing a 16% increase over total IIF as of December 31, 2019. With this growth, we maintained our strong financial performance in 2020, with net premiums earned of $397 million and net income of $172 million, and delivered a return on equity (ROE) of 14.9%.
CORPORATE GOVERNANCE
Our Board of Directors (Board) oversees the development and execution of our strategy. We are committed to corporate governance practices that promote long-term value and strengthen Board and management accountability to our stockholders. Our Board has implemented a number of measures to enrich Board composition, enhance independent oversight and increase the effectiveness of the Board. These measures align our corporate governance structure with achieving our strategic objectives, and enable our Board to effectively communicate and oversee our culture of compliance, risk management, customer and stakeholder satisfaction and robust, sustainable growth.
Our Board believes that strong, independent board leadership is a critical aspect of effective corporate governance, and has established the position of Lead Director. The Lead Director is an independent director selected by the independent directors. Mr. Scheid has served as the Lead Director since the position was established in May 2012.
Our Board also believes that communications with stockholders and responsiveness to stockholder sentiment are crucial to the long-term success of the company. Our investor relations and management regularly meet with investors, prospective investors, and investment analysts to discuss our business and strategy. Stockholders may communicate with the members of the Board, the Lead Director or the non-management members of the Board as a group, by sending a written communication to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.
Governance Highlights
Important components of our overall governance profile include:
•Annual election of directors
•80% (8 out of 10) of current directors are independent
•Robust Lead Independent Director duties
•Demonstrated commitment to Board refreshment
•Annual Board and Committee evaluations
•Regular executive sessions of independent directors
•Risk oversight by Board and Committees
•Stockholder outreach/engagement
•Stock ownership requirements for directors and executive officers
•Board continuing education policies
See page 11 for additional information regarding our governance profile.
Social, Diversity and Environmental Objectives
We have developed a broad framework to organize and support our cultural goals, which we refer to as People, Profit, Customer and Community or PPCC. Our PPCC framework is designed to create an employee-driven, collaborative and productive work environment, that emphasizes balance between the following organizational, community and personal goals:
PEOPLE:    Fostering a culture that encourages entrepreneurial and collaborative spirit that drives passion and inspiration across all employees in the Company.
PROFIT:    Empowering all employees to invest in achieving the Company's financial goals, in alignment with the interests of our stockholders.
CUSTOMER:    Building strong relationships and providing unparalleled customer service.

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COMMUNITY:    Giving back to the communities where we live and work.
We believe our business serves an important social function at its core: we assist what we believe to be first-time and low down-payment borrowers in achieving their home ownership goals. Access to home ownership is central to our customers and the communities we serve. In 2020, we helped over 250,000 borrowers gain access to housing and establish a safe, secure environment in which to shelter through the pandemic. Our business puts us at the intersection of home access and home affordability wherein we help borrowers overcome the down payment hurdle of buying homes. Our mortgage insurance products facilitate secondary market sales of residential mortgages, primarily to Fannie Mae and Freddie Mac (the government-sponsored enterprises (GSEs)), and provide lenders and investors a means to diversify and mitigate their exposure to mortgage credit risk. With our private capital standing in a first loss position, we play a crucial role in protecting U.S. taxpayers from exposure to credit losses experienced by the GSEs, who are effectively guaranteed by the government.
Our ability to operate efficiently and profitably, to offer products and services that meet the expectations of our customers, and to maintain an effective risk management framework is highly dependent on the competence and integrity of our employees, as well as the employees of the third-party service providers, vendors and others on which we rely. As such, we prioritize human capital management with the goal to attract, retain and develop a high quality employee base by offering competitive salaries and benefits packages that to date have included, at management's discretion, annual cash bonuses and annual equity grants to all employees. We have sought to build a performance driven corporate culture that fosters employee engagement, collaboration and innovation, and were recognized as a Fortune Great Place to Work® for the fifth time in 2020. We also encourage our employees to give back to their communities, including by providing our employees with paid time off to volunteer.
The diversity of our employees is a tremendous asset. We value diversity as a company and believe that diverse perspectives promote innovation and are crucial to the long-term success of our business. We encourage our diverse and talented associates to achieve and experience rich cultures and lifestyles, give back to our community, and contribute to a global sustainable environment. We are committed to supporting diversity, equity and inclusion in our workplace and have aimed to create an environment that welcomes and supports differences and encourages input and ideas from all. We are committed to working to (i) pursue cultural awareness throughout the organization by creating substantive learning opportunities; (ii) improve our leadership pipeline by creating and supporting programs and policies that foster leadership training and promotion from within our organization; (iii) seek and support diverse backgrounds on our board of directors and among the senior executives who shape our policies, strategy, and leadership; (iv) address potential bias during hiring, promoting, and evaluation processes; (v) support and provide an inclusive culture; and (vi) engage in initiatives that foster economic mobility, community development and financial education.
As part of our community initiative, in 2020 we launched a partnership with Mortgage Bankers Association (MBA) Opens Doors Foundation. MBA Opens Doors was formed in 2011 with the mission of helping vulnerable families with critically ill or injured children stay in their homes while a child is in treatment. Beginning on January 1, 2020, we donate a portion of the premium payments we receive on every new policy we originate to the MBA Opens Doors Foundation.
As a financial services company, we have a limited environmental footprint, and we strive to minimize the impact of our operations on the environment. Our headquarters in the San Francisco Bay area, our only office location, is a LEEDS certified building. We have also adopted sustainable practices to support recycling and the use of recycled and recyclable materials in our operations in order to further support an efficient environmental footprint.
COMPENSATION PRACTICES
We design our executive compensation program to drive the creation of long-term stockholder value. We have designed our compensation program to attract, retain and motivate talented and qualified executives, while maximizing stockholder value creation over the long-term by targeting compensation levels that are competitive when measured against other companies within our industry and geographic location. The Compensation Committee and management believe our executive compensation program must be flexible, with annual incentive and equity awards that consider corporate performance, while rewarding individual efforts advancing our corporate goals and performance objectives that align with our strategic plans, which in turn contributes to the successful development and long-term growth of the Company. We have emphasized performance-based compensation primarily through annual cash-based awards and grants of performance-based restricted stock units (PRSUs) that appropriately motivate executives and reward them for delivering results measured against Compensation Committee-approved objectives. In 2020, the Committee approved equity awards for each named executive officer (NEO), other than Mr. Shuster, consisting of a 50:50 mix of time-based restricted stock units (RSUs) and PRSUs. The PRSUs granted in 2020 are earned based on achievement of cumulative book value per share (BVPS) growth targets over a

    2021 PROXY STATEMENT    iv

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three-year performance period. We believe that BVPS is a key measure of our long-term performance and stockholder value creation. As such, our 2020 PRSUs directly link a significant component of our executives' realized compensation value to the Company's achievement of long-term financial performance, incentivize the achievement of sustainable long-term returns and further align the long-term equity incentive with our peers and trends in the marketplace.

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Proxy Statement	1

ITEM 1 - ELECTION OF DIRECTORS	5

Information about Our Directors	5
Personal Attributes and Skills of the Director Nominees	9
2020 Director Compensation	9
Stockholder Vote Required	10
Board Recommendation	10

Corporate Governance and Board Matters	11

Board Leadership	11
Corporate Governance	11
Communicating with the Board	11
Social, Diversity and Environmental Objectives	11
Board Committees	12
Board Oversight of Risk	14
Corporate Governance Guidelines	15
Stock Ownership Guidelines	15
Business Conduct and Ethics Policy	15
Director Independence	15
Related Person Transactions	16

Executive Officers	17

Compensation of Named Executive Officers	19

Compensation Discussion and Analysis:	19
Executive Summary	19
Our Process for Executive Compensation	22
Elements of Executive Compensation Program	24
Other Aspects of our Executive Compensation Program	29
Compensation Committee Report	30

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Compensation of Named Executive Officers (cont.)

Compensation and Related Tables:	31
2020 Summary Compensation Table	31
Employment Arrangements with our NEOs	32
Grants of Plan-Based Awards for 2020	33
Outstanding Equity Awards at 2020 Fiscal Year-End	34
Option Exercises and Stock Vested during Fiscal Year 2020	35
Potential Payments upon Termination of Employment or Change in Control	36
CEO Pay Ratio	40

Beneficial Ownership of Common Stock	41

Shares of Class A Common Stock Beneficially Owned	41
Greater than 5% Stockholders, as of March 25, 2021	42
Equity Compensation Plans Information	43

ITEM 2 - ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION	44

Stockholder Vote Required	44
Board Recommendation	44

ITEM 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	45

Audit and Other Fees	45
Stockholder Vote Required	45
Board Recommendation	45

Appendix A - Explanation and Reconciliation of our use of Non-GAAP Financial Measures	i

Non-GAAP Financial Measure Reconciliation	ii

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PROXY STATEMENT

This proxy statement is delivered in connection with the solicitation of proxies by the Board for use at our 2021 Annual Meeting to be held as a virtual meeting on Thursday, May 13, 2021, at 8:30 a.m. Pacific Time, and any postponement or adjournment of the meeting. You will be able to attend the Annual Meeting via live audio webcast and vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NMIH2021 when you enter your 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials (the Availability Notice) or on your proxy card if you receive materials by mail. We encourage you to vote prior to the meeting on the proposals described in this proxy statement below. In this proxy statement we refer to NMI Holdings, Inc. as NMI, the Company, we, our or us.
This proxy statement and form of proxy card are first being sent to stockholders on April 1, 2021, in order to furnish information relating to the business to be transacted at the meeting. A copy of the Notice of 2021 Annual Meeting of Stockholders (Notice of Meeting) accompanies this proxy statement. These materials are also available on the internet at www.proxyvote.com.
ABOUT THE ANNUAL MEETING AND PROXY STATEMENT
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act on the matters listed in our Notice of Meeting, including the election of the nine directors named in this proxy statement, an advisory vote on our executive compensation, and the ratification of the appointment of BDO USA, LLP (BDO) as our independent registered public accounting firm for the year ending December 31, 2021.
Who is entitled to notice of and to vote at the Annual Meeting?
Only stockholders of record at the close of business on March 17, 2021, the record date for the Annual Meeting, are entitled to receive notice and to vote. For each share of Class A common stock that you held on that date, you are entitled to one vote on each matter considered at the meeting. On the record date,85,353,382 shares of Class A common stock were outstanding and entitled to vote.
Why did I receive a notice regarding internet availability of proxy materials instead of a paper copy of printed materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (SEC), we are permitted to furnish proxy materials, including this proxy statement, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Beginning on or about April 1, 2021, we will send to our stockholders of record the Availability Notice containing instructions on how to access this proxy statement and our Annual Report via the internet and how to vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders of record will have the ability to access the proxy materials on a website referred to in the Availability Notice and may request a printed set of the proxy materials free of charge by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Availability Notice. By participating in the e-proxy process, we save printing and mailing expenses and reduce the environmental impact of our Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
    Pursuant to rules adopted by the SEC, we are delivering a single copy of the Availability Notice and, if applicable, proxy materials, to multiple stockholders who share the same address and last name and do not participate in electronic delivery of proxy materials, unless we have received contrary instructions from one or more of the stockholders. This "householding" process will save us printing and mailing expenses and reduce the environmental impact of our Annual Meeting. Stockholders who participate in householding will continue to be able to receive separate proxy cards and vote separately. Upon request, we will deliver a separate copy of the Availability Notice and, if applicable, the proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these documents. If you would like to receive a separate copy, please send a request to the Corporate Secretary at our executive offices. If your shares are held of record by a broker, bank or other nominee, please contact that record holder to request information about householding.

Proxy Statement
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How do I attend the Annual Meeting?
As permitted by Delaware law and our Third Amended and Restated Bylaws (the Bylaws), our Annual Meeting will be held solely as a virtual meeting live via the internet, and not at any physical location. You will be able to attend the Annual Meeting via live audio webcast by visiting the Company's virtual meeting website at www.virtualshareholdermeeting.com/NMIH2021 on Thursday, May 13, 2021, at 8:30 a.m. Pacific Time. Upon visiting the meeting website, you will be prompted to enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.
How do I vote my shares?
If you were a registered stockholder on the record date, you may vote your shares of Class A common stock by visiting the Company's online voting website at www.proxyvote.com and following the voting instructions on the website. You may also vote your shares by telephone by calling 1-800-690-6903 and following the voting instructions read to you by the automated operator.
Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely cast votes.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Eastern Time on April 1, 2021. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time, on Wednesday, May 12, 2021. After this, you will only be able to vote by attending the Annual Meeting via live audio webcast, as described above. After voting is closed during the Annual Meeting, you will no longer have the ability to vote your shares.
If you hold your shares in more than one account, you will receive separate voting credentials for each such account. Please be sure to vote separately for each account in order to cast all votes that you are entitled to cast at the Annual Meeting.
If you received your proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders of record owning shares through certain banks and brokers.
How are votes counted?
A quorum is necessary for us to conduct the business of the Annual Meeting. This means that holders of at least a majority of the shares of Class A common stock entitled to vote must be present at the meeting. Your shares are counted as present at the Annual Meeting if they are voted. Shares that "ABSTAIN" and broker non-votes (shares held by a broker or nominee that has not received voting instructions from its client and does not have discretionary authority to vote) on any matter will be counted to determine the presence of a quorum, but will not be counted as votes for or against any matter.
Under our Bylaws, directors are elected by a plurality of the votes cast. Accordingly, the nine director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.
    Under our Bylaws, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the Annual Meeting is required for the advisory approval of our executive compensation and the ratification of the appointment of BDO USA, LLP as our independent auditors.
How may I access the stockholder list?
    Under our Bylaws, stockholders are permitted to access a list showing the name, registered address and number of registered shares for each registered stockholder of the Company entitled to vote at the Annual Meeting. The list is open to the examination of any stockholder at our executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours for 10 days prior to the Annual Meeting. During the Annual Meeting, you may access the list by visiting

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www.virtualshareholdermeeting.com/NMIH2021 when you enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail.
May I change my vote?
    You may revoke your proxy and change your vote at any time before the proxy is exercised at the meeting. You may change your vote by submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting during the meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked by providing a written notice of revocation to the Company's Corporate Secretary at our executive offices.
How does the Board recommend that I vote?
    The Board unanimously recommends that you vote:
"FOR" each of the nominees for director (Item 1);
"FOR" the advisory approval of our executive compensation (Item 2); and
"FOR" the ratification of the appointment of BDO USA, LLP as NMI's independent auditors (Item 3).
Will any other items be acted upon at the Annual Meeting?
As of the date of this proxy statement, the Board does not know of any other business to be presented at the Annual Meeting. If other business is properly brought before the Annual Meeting, your proxy will be voted in the discretion of the proxies with respect to such other business unless you earlier revoke your proxy.
What is the deadline for submission of stockholder proposals and Director nominees for the next Annual Meeting?
Stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2022 proxy statement (other than nominations for candidates for election as directors) and to be acted upon at our 2022 annual meeting of stockholders must be received by us, attention: Corporate Secretary, at our executive offices on or prior to December 2, 2021. If, however, the 2022 annual meeting is more than 30 days before or after the anniversary date of the 2021 Annual Meeting, then the deadline for stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2022 proxy statement and to be acted upon at our 2022 annual meeting will be a date that we determine to be a reasonable time before we begin to print and send our proxy materials. In this event, we will disclose this deadline in a public filing with the SEC.
Under our Bylaws, a stockholder who wishes to submit a proposal for consideration at the 2022 annual meeting not pursuant to SEC Rule 14a-8, including nominations of candidates for election as directors, must give timely written notice of the proposal to the Corporate Secretary at our executive offices in accordance with the procedures set forth in our Bylaws, which are available on our website at ir.nationalmi.com/governance.cfm. Such notice must be delivered to the Corporate Secretary no earlier than the close of business on January 13, 2022 and no later than the close of business on February 12, 2022. If, however, the date of the 2022 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the 2021 Annual Meeting, notice must be delivered by the stockholder between the close of business on the 120th day before and the close of business on the 90th day before the date of the 2022 annual meeting or, if the first public announcement of the date of the 2022 annual meeting is less than 100 days before the date of such meeting, then the notice by the stockholder must be delivered by the 10th day after such public announcement. The notice must comply with the disclosure requirements set forth in our Bylaws.
Who bears the cost of this solicitation?
    The Company bears the costs of preparing, assembling and delivering these proxy-soliciting materials and all costs of solicitation of proxies from our stockholders.
How may I obtain a copy of the company's Annual Report on Form 10-K?
    Our Annual Report on Form 10-K for the year ended December 31, 2020 has been posted, and is available without charge, on our corporate website at ir.nationalmi.com/financials.cfm. In addition, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020 (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.

Proxy Statement
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Whom should I contact with additional questions?
    If you have any questions about the proxy voting process, please contact the bank, broker or other nominee through which you hold your shares. Additionally, if you have any questions unrelated to voting your shares, please contact John Swenson at (510) 788-8417 or by email at john.swenson@nationalmi.com.

    2021 PROXY STATEMENT    4

Item 1 - Election of Directors
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ITEM 1 - ELECTION OF DIRECTORS

Our Bylaws provide that the number of members of our Board will be determined from time to time by resolution of the Board, which currently consists of ten members. Upon election at our annual stockholder's meeting, each of our directors serves a one-year term until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. James H. Ozanne has served on our Board and as Chairperson of the Board's Compensation Committee since 2012. On May 13, 2021 when Mr. Ozanne's current one-year term of service expires, Mr. Ozanne will retire from the Board.
The Board, upon the recommendation of the Governance and Nominating Committee, has nominated Bradley M. Shuster, Steven L. Scheid, Michael Embler, Priya Huskins, James G. Jones, Lynn McCreary, Claudia J. Merkle, Michael Montgomery, and Regina Muehlhauser for election to the Board to serve for one year, until our 2022 Annual Meeting of Stockholders.
Information about Our Directors
The Governance and Nominating Committee is responsible for recommending to the Board a slate of nominees for election as directors at the Company's annual meeting of stockholders and may obtain recommendations from director search firms engaged for the purpose of recruiting new directors. Such search firms will generally be paid a retainer to identify and screen candidates meeting specifications established by the Governance and Nominating Committee for a particular search. Although the Board does not have a formal diversity policy, the Board believes that the members of the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business. Accordingly, the Board and the Governance and Nominating Committee consider the qualifications of director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs. The Governance and Nominating Committee seeks a variety of occupational and personal backgrounds on the Board to obtain a range of viewpoints and perspectives and to enable the Board to have access to a diverse body of talent and expertise relevant to the Company's activities. For our 2021 Annual Meeting, 44% of our director nominees are women.
During 2020, the Governance and Nominating Committee undertook a search for a new director, which was conducted with the assistance of a professional search firm. The Board and the Governance and Nominating Committee consider a variety of factors when reviewing the qualifications of each director nominee, which are set forth in our Corporate Governance Guidelines, posted on our website at ir.nationalmi.com/governance.cfm. The Company believes that each director nominee should generally:

✓	possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;
✓	maintain a genuine interest in the Company and recognize that as a member of the Board he or she is accountable to the stockholders of the Company and not to any particular interest group;
✓	have financial services or other relevant industry experience gained through senior management or board of director service;
✓	have prior board experience, either as a director of a public company or as both an executive officer of a public company and a director of a privately held company;
✓	not serve on more than three other boards of directors of public companies;
✓	meet the independence requirements under NASDAQ listing requirements (other than any management directors);
✓	have the ability and be willing to spend the time required to function effectively as a director;
✓	be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; and
✓	possess independent opinions and be willing to express them in a constructive manner.
In addition, our Corporate Governance Guidelines provide that a majority of our directors must be independent.
The following provides biographical information about each of our director nominees. In reaching its determination to recommend each of the director nominees for election at this Annual Meeting, the Board and the Governance and Nominating Committee considered the qualifications of these nominees and determined that each nominee meets the above-listed criteria and is highly skilled and qualified to serve as a member of the Board and to work with management to guide and develop the

Item 1 - Election of Directors
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Company as an industry leader in the private mortgage insurance industry.
Bradley M. Shuster, Executive Chairman and Chairman of the Board (Executive Chairman)
    Mr. Shuster, 66, has served as Executive Chairman of our Board since January 2019. Mr. Shuster served as Chairman of the Board and Chief Executive Officer from 2012 to 2018. From April 2012 to December 31, 2014, Mr. Shuster also served as our President. With Mr. Shuster's extensive experience developing and operating mortgage insurance companies and insurance industry background, we believe he is qualified to serve as Executive Chairman of our Board. From 2008 to 2011, Mr. Shuster held various consulting positions assisting private investors with evaluating opportunities in the insurance industry. Mr. Shuster was an executive of The PMI Group, Inc. (PMI) from 2003 to 2008, where he served as president of International and Strategic Investments and chief executive officer of PMI Capital Corporation. Prior to that, he served as PMI's executive vice president of Corporate Development and senior vice president, treasurer and chief investment officer. Mr. Shuster was responsible for PMI's international operations, coordinating both acquisitions and de novo operations in diverse markets including Australia, Canada, Europe and Hong Kong. Prior to leaving PMI, Mr. Shuster was instrumental in the sale of PMI's Australian operations to QBE Group, a global insurance company, for approximately $1 billion. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte LLP, where he served as partner-in-charge of Deloitte's Northern California Insurance Practice and Mortgage Banking Practice. He holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of California, Los Angeles. He is an independent director of McGrath RentCorp (from 2017) and of Luther Burbank Corporation (from 1999). Mr. Shuster completed the National Association of Corporate Directors Cyber-Risk Oversight Program, earning CERT Certificate in Cybersecurity Oversight
Steven L. Scheid, Lead Director
    Mr. Scheid, 67, has served as a member of our Board since April 2012. A veteran financial industry executive with over 40 years of experience, Mr. Scheid has a deep expertise in finance, retail strategies, risk management and investment services, and we believe he is qualified to serve on our Board. He served on the boards of Blue Nile Company, an online retailer of diamonds and fine jewelry (2007-2015); Janus Capital Group Inc., a global investment firm (2002-2012); and The PMI Group, Inc. (2002-2009). Mr. Scheid was previously a partner at Strategic Execution Group, a consulting firm, from 2007 to 2012. He served as the chairman of Janus Capital Group Inc. until 2012 and also served as the company's chief executive officer from 2004 to 2006. Mr. Scheid was an operating partner at Thoma Bravo, LLC, a private equity firm from 2008 to 2011. From 1996 to 2002, Mr. Scheid served in multiple senior executive positions for Charles Schwab Corporation. He was vice chairman of the Charles Schwab Corporation and president of the Schwab Retail Group. Prior to these roles, Mr. Scheid served as Schwab's chief financial officer and was the chief executive officer of Charles Schwab Investment Management. He served as the Federal Reserve Bank of San Francisco's representative on the Federal Advisory Council in Washington, D.C. from September 2000 to February 2002. Mr. Scheid is a certified public accountant and holds a B.S. in accounting from Michigan State University.
Michael Embler, Director
    Mr. Embler, 56, has served on our Board since July 2012. Mr. Embler has over 20 years of experience in investments and financial markets. Mr. Embler also serves on the board of American Airlines Group (from 2013). Previously, he was on the boards of Taubman Centers (2018-2020), Mohonk Preserve (2014-2020), a non-profit nature preserve, Abovenet, Inc. (2003-2012), Dynegy Inc. (2011-2012), CIT Group (2009-2016), Kindred Healthcare (2001-2008) and Grand Union Company (1999-2000). Mr. Embler served as the chief investment officer of Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc., overseeing approximately $60 billion in assets and 25 investment professionals. He joined Franklin in 2001 and retired in 2009. Prior to serving as chief investment officer, he managed the firm's distressed investing strategy. Previously, from October 1992 to May 2001, he held various positions at Nomura Holdings America. In his role as managing director from 2000 until 2001, Mr. Embler managed a team which invested a proprietary fund focused on distressed and other event-driven corporate investments. Mr. Embler received a B.S. in economics from the State University of New York at Albany and earned an M.B.A. in finance from George Washington University. Mr. Embler completed (i) the National Association of Corporate Directors Cyber-Risk Oversight Program, earning CERT Certificate in Cybersecurity Oversight and (ii) Earth Institute, Center for Environmental Research and Conservation at Columbia University, earning a certificate in Environmental Conservation and Sustainability, demonstrating his commitment to board-level cyber-risk oversight and sound conservation and sustainability practices. Based on Mr. Embler's extensive financial industry background, we believe he is qualified to serve on the Board.
Priya Huskins, Director

    2021 PROXY STATEMENT    6

Item 1 - Election of Directors
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Priya Huskins, 49, joined the Board in February 2021. Since 2003, Ms. Huskins has been a partner and senior vice president for Woodruff Sawyer, a commercial insurance brokerage and consulting firm, and has served as a member of its board since 2016. Since 2007, Ms. Huskins has served as a director of the board of Realty Income Corporation, a publicly traded REIT, currently serving as chair of its Compensation Committee and as a member of its Nominating and Corporate Governance Committee. Ms. Huskins serves as a director of the board of Anzu Special Acquisition Corp I, a publicly traded special purpose acquisition corporation. With Ms. Huskins' extensive financial and insurance industry background, we believe she is qualified to serve on our Board. Ms. Huskins earned her undergraduate degree from Harvard College and a J.D. from the University of Chicago Law School.
James G. Jones, Director
    Mr. Jones, 72, has served on our Board since July 2012. Mr. Jones also serves as an independent director on the boards of Advanced Payment Solutions (from 2004), Bora Payment Systems (from 2009), and Qualpay (from 2015) and has previously served on the boards of Community Lend, Visa USA, E- Loan, Inc., BA Merchant Services, DebtMarket, Residential Capital, LLC and Bank of America, NA. Previously in his career, he held senior executive positions for major banks and financial services companies. From May 1992 to September 2000, Mr. Jones served as the group executive vice president for consumer credit and subsequently as president of direct banking at Bank of America. He was a vice chairman at Providian Financial Services from September 2000 to June 2003. He was a senior executive vice president with Universal Savings Bank from November 2004 to March 2006. He subsequently served as chief executive officer of Aegis Mortgage from October 2006 to February 2007, after which he served as the chief executive officer at GMAC Residential Capital, a major participant in US residential finance, from February 2007 to August 2008. From January 2010 to January 2015, Mr. Jones served as the chairman and chief executive officer of AccountNow, Inc., a leading internet prepaid card issuer. Mr. Jones also directed consumer finance business lines at Citicorp (1974-1978), Crocker National Bank (1978-1983) (including mortgage servicing) and Wells Fargo (1983-1992) (including residential finance). Mr. Jones holds a B.A. in psychology from Washburn University, an M.A. in industrial psychology from the University of Nebraska at Omaha and an M.B.A. from the University of Kansas. With Mr. Jones' more than 40 years of executive experience in commercial banking, consumer lending, payment processing and related financial services, we believe he is qualified to serve on our Board.
Lynn S. McCreary, Director
    Ms. McCreary, 61, has served on our Board since May, 2019. Ms. McCreary is a seasoned executive with over 35 years of experience in business and management. She recently retired from Fiserv, Inc., a fortune 500 global leader in payments and fintech where, from 2013-2021, she served as chief legal officer and corporate secretary. She was a member of the executive committee and an advisor to the CEO, board and business leaders on a broad array of business and legal matters. She was responsible for the legal affairs of the organization, including mergers, acquisitions and divestitures, commercial contracts, employment matters, securities, intellectual property, litigation and government compliance. She also served as the chief ethics and compliance officer and was the executive sponsor of Fiserv's Women's Impact Network, an employee resource organization within Fiserv. From 2010-2013, Ms. McCreary served as Fiserv's deputy general counsel. Prior to joining Fiserv, Ms. McCreary was a partner at Bryan Cave LLP where she represented commercial, retail, financial and insurance companies. She began her career in financial services in 1982, holding positions at Citicorp Person to Person and Metmor Financial, then a subsidiary of Metropolitan Life Insurance Company. Ms. McCreary earned a bachelor's degree from Western New England College and a J.D. from Washburn University School of Law. Based on Ms. McCreary's extensive experience and background, we believe she is qualified to serve on our Board.
Claudia J. Merkle, Director and Chief Executive Officer
    Ms. Merkle, 62, has served on our Board and as our Chief Executive Officer (CEO) since January 2019. As CEO, Ms. Merkle is responsible for the Company's day-to-day management, financial performance and long-term growth strategy. Ms. Merkle served as our President during 2018 and as Chief Operating Officer from 2016 to 2018. From 2013 to 2016, Ms. Merkle served as our Executive Vice President and Chief of Insurance Operations, overseeing all aspects of the Company's insurance operations. Ms. Merkle joined NMI in May 2012 as its Senior Vice President of Underwriting Fulfillment and Risk Operations. A seasoned mortgage industry executive, Ms. Merkle draws on over 25 years of experience in mortgage banking, mortgage insurance, business development and operations, and we believe she is qualified to serve on our Board and as CEO. Prior to NMI, Ms. Merkle served as vice president of national and regional accounts, risk and operations at PMI Mortgage Insurance Co. from 1996 to 2012. She has held previous executive leadership positions within the mortgage banking and mortgage insurance industries, including both national and regional business development, operations and risk management. Earlier in her career, Ms. Merkle served as vice president, regional manager at Meridian Mortgage, from 1990 to 1996, managing retail mortgage originations. She also held roles at Wachovia Bank in training, retail mortgage origination, underwriting, operations

Item 1 - Election of Directors
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and Community Reinvestment Act lending. Ms. Merkle holds a B.S. in management from the Wharton School of Business, University of Pennsylvania.
Michael Montgomery, Director
    Mr. Montgomery, 65, has served on our Board since July 2012. He has served on the boards of directors for numerous regulated entities, including FDIC-insured banks, mortgage origination companies, mortgage servicing companies, broker dealers and investment advisers. Mr. Montgomery was a member of the boards of directors of Barclays Bank Delaware from 2005 until 2012 and of Barclays Capital Inc. and Barclays Group US, Inc. from 2002 to 2012. From April 2013 to September 2018, Mr. Montgomery served as Glendon Capital Management's chief compliance officer. From July 2010 to April 2013, Mr. Montgomery served as chief compliance officer of Barclays Asset Management Group LLC. Previously, Mr. Montgomery served as chief executive officer of Barclays Group US, Inc., the top-tier U.S. holding company for Barclays from 2003 to 2010, and he has significant experience as an audit committee member. From July 2006 to July 2010, he served as chief administrative officer of Mortgage Origination and Servicing at Barclays Capital, a position in which he managed mortgage origination and servicing activities and coordinated the underwriting, production, warehousing and servicing functions with its New York-based asset securitization business. From 1998 to 2000, Mr. Montgomery served as chief financial officer for Deutsche Bank Securities Inc. He served in various positions at Goldman Sachs & Co. from 1987 to 1998, including as vice-president of UK Regulatory Reporting, vice-president of Subsidiary Accounting, vice-president and director of Regulatory Reporting and chief financial officer of Goldman Sachs Canada. Mr. Montgomery has also previously held operating roles as chief financial officer and chief administrative officer and has served on several industry-wide committees for the Securities Industry Association, the Bond Market Association and the Public Securities Association. Mr. Montgomery earned a B.A. in economics and French literature from the University of Virginia and a J.D. from Georgetown University Law Center. Mr. Montgomery has over 30 years of experience working at global commercial and investment banks, and we believe he is qualified to serve on our Board.
Regina Muehlhauser, Director
    Ms. Muehlhauser, 72, joined the Board in March 2017. Ms. Muehlhauser is a seasoned finance executive, with over 30 years of experience in wholesale real estate lending, administration and treasury management services, and we believe she is qualified to serve on our Board. Ms. Muehlhauser retired as president of Bank of America, San Francisco, a subsidiary of Bank of America Corporation (BAC), in 2004. BAC is one of the world’s largest financial institutions, serving individual consumers, businesses, institutional investors and governments with a full range of banking, investing, asset management and other financial and risk management products and services. Ms. Muehlhauser was a member of BAC's Global Management Operating Committee and was global treasury management executive, responsible for the sales and delivery of treasury management services to large corporations in 35 countries and approximately two million commercial and small business companies in the United States. From 1997 to 2004, Ms. Muehlhauser reported to the chairman & CEO as executive vice president, overseeing BAC's Client Focus Initiative, having joined Bank of America in 1991 as senior vice president. In 1993, Ms. Muehlhauser was promoted to executive vice president, and during 1994, served as chair of the Diversity Advisory Counsel. Ms. Muehlhauser began her career at Wells Fargo Bank where she held a variety of client management and organizational leadership responsibilities within the real estate industries group, rising to senior-vice president. In June 2003, Treasury & Risk Management Magazine named her among the "100 Most Influential People in Finance" in the United States. In 2002, 2003 and 2004, Ms. Muehlhauser was named as one of the most influential women in the San Francisco Bay Area by the San Francisco Business Times. In 2002, she received the Woman of Honor award by the Chinese Historical Society of America for her impact on society as a business leader and was named 2006 Board Leader Volunteer of the Year for the San Francisco and San Mateo, California counties. Ms. Muehlhauser earned a bachelor's degree in political science from American University.

    2021 PROXY STATEMENT    8

Item 1 - Election of Directors
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Personal Attributes and Skills of the Director Nominees
    The Board considers a wide range of attributes when selecting and recruiting candidates. Our nominees have executive experience and skills that are aligned with our business and strategy as follows:

Skill/Experience	Director Candidates
Senior Executive and Corporate Governance: Directors bring valuable senior executive experience on matters relating to corporate governance, management, operations and compensation.	9 out of 9
Public Company and Financial Reporting: Directors bring extensive knowledge of or experience in accounting, financial reporting, auditing processes and standards and public company reporting.	7 out of 9
Financial Services: Directors possess in-depth knowledge of the financial services industry, providing valuable expertise on issues facing the Company and its industry.	9 out of 9
Risk Management and Compliance: Directors have experience in risk management and compliance oversight relevant to exercising corporate and fiduciary responsibilities.	7 out of 9
Technology: Directors possess experience in the development and adoption of new technology as well as leading innovation initiatives at companies.	6 out of 9
Regulated Industries: Directors bring valuable experience with regulated businesses, regulatory requirements and relationships with regulatory agencies.	8 out of 9
2020 Director Compensation
    The Board determines director compensation after its review of the Compensation Committee's recommendations, which take into account advice received from the Compensation Committee's independent compensation consultant. A substantial portion of each non-employee director's annual compensation is in the form of equity awards. In 2020, the annual compensation package for each of our non-employee directors included the following elements:

	Non-employee directors	Committee Chair
Annual compensation package	($)	($)
Cash Award	$80,000	$10,000
RSU Award	$120,000	N/A
    When Ms. Huskins joined the Board in February 2021, she became eligible for an annual cash award at the annual rate of $80,000, payable quarterly and prorated based upon her actual service in 2021. If Ms. Huskins is elected to the Board at our Annual Meeting, we will grant Ms. Huskins an RSU award with a target grant date fair value of $120,000, which will be eligible to vest on the one year anniversary of the grant date. In addition, consistent with the awards we granted to Mses. Muehlhauser and McCreary in previous years in connection with their joining our Board, we will award Ms. Huskins, if she is elected at our Annual Meeting and consistent with our practice, an additional RSU award with a target grant date fair value of $120,000, which is eligible to vest in equal parts on the second and third anniversaries of the grant date. We designed the three-year RSU award of our non-employee director compensation package to strengthen the alignment between director pay and the long-term interests of our stockholders. We do not pay additional amounts for Board or committee meetings, however we do pay each committee chair and the lead independent director an additional cash award at the annual rate of $10,000, payable quarterly. We pay or reimburse travel and other expenses incurred by our non-employee directors in attending Board meetings. Mr. Shuster and Ms. Merkle are NEOs of the Company in addition to serving as directors and receive compensation as NEOs rather than as directors, as described below in "Compensation of Named Executive Officers."

Item 1 - Election of Directors
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Compensation for our non-employee directors during 2020 was as follows:

	Fees earned or paid in cash (1)	RSU awards (2)	Total
Name	($)	($)	($)
Michael Embler	$87,857	$119,990	$207,847
James G. Jones	$87,857	$119,990	$207,847
Lynn S. McCreary	$77,720	$119,990	$197,710
Michael Montgomery	$78,929	$119,990	$198,919
Regina L. Muehlhauser	$78,929	$119,990	$198,919
James H. Ozanne	$87,857	$119,990	$207,847
Steven L. Scheid	$87,857	$119,990	$207,847
(1)    Amounts reflect the cash awards we paid to our non-employee directors in 2020.
(2)    Amounts in this column represent the grant date fair value of the RSUs granted to our non-employee directors in fiscal year 2020, calculated in accordance with ASC Topic 718. See Note 10, "Share-Based Compensation" of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2020 for an explanation of the assumptions made in valuing these awards. In May 2020, we granted 9,015 RSUs to each non-employee director, with a grant date fair value of $119,990 and which are eligible to vest on the first anniversary of the grant date, subject to continued service on the Board. As of December 31, 2020, Mr. Jones held vested stock options with respect to 25,313 shares of our common stock and Mr. Montgomery held vested stock options with respect to 37,813 shares of our common stock. As of December 31, 2020, each of Ms. Muehlhauser and Messrs. Ozanne, Scheid, Embler, Jones and Montgomery held 9,015 unvested RSUs, and Ms. McCreary held 13,369 unvested RSUs.
Stockholder Vote Required
Directors are elected by a plurality of the votes cast. Accordingly, the nine director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.
Board Recommendation
The Board unanimously recommends that you vote for each of the director nominees.

    2021 PROXY STATEMENT    10

Corporate Governance and Board Matters
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CORPORATE GOVERNANCE AND BOARD MATTERS

The Board, led by our Executive Chairman and Chairman of the Board (whose role is separate from our Chief Executive Officer) and Independent Lead Director, oversees the management of the Company and our business. The Board selects our Chief Executive Officer and in conjunction with our Chief Executive Officer selects the rest of our senior management team, which is responsible for operating our business.
The Board met eleven times during 2020. Each director serving in 2020 attended at least 75% of the meetings of the Board and committees of the Board on which he or she served during 2020. Our policy is that all of our directors are expected to attend our annual stockholder meeting, which each of our directors attended in 2020.
Board Leadership
Mr. Shuster is our Executive Chairman and Chairman of the Board and Ms. Merkle is our CEO and a director. As part of its ongoing commitment to corporate governance best practices, the Board periodically considers the Company's leadership structure and the role of Lead Director and adapts the Company's leadership structure as circumstances warrant. Under this structure, the Executive Chairman leads the Board in setting and implementing company strategy and direction, assists in the development of strategic plans, chairs Board meetings and serves as a mentor to the CEO. The CEO maintains operational responsibilities, collaborates on the Company's strategic direction in conjunction with the Board and executes strategic initiatives. The Board believes this structure allows the CEO to focus more of her time and energy on operations and management and leverages the Executive Chairman's leadership, financial, governance and regulatory experience.
Because the Board also believes that strong, independent board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Director. The Lead Director is an independent director selected by the independent directors. Mr. Scheid has served as the Lead Director since the position was established in May 2012. The Lead Director's responsibilities include:
•acting as the primary contact between the Company and the independent directors, undertaking to meet or confer periodically with members of the Company's executive team regarding matters related to the business of the Company;
•assisting the Executive Chairman of the Board, as necessary, with conducting Board meetings;
•assisting with preparation of agenda items for meetings of the Board and its committees; and
•such other duties as the Board may from time to time assign to the Lead Director.
The Board believes that at the current time, separating the roles of Executive Chairman and CEO in this manner, together with an experienced and engaged Lead Director allows for the most effective alignment of corporate governance with stockholder interests.
Corporate Governance
We are committed to corporate governance practices that promote long-term value and strengthen board and management accountability to our stockholders. Our Board has implemented a number of measures to enrich Board composition and diversity, enhance independent oversight and increase the effectiveness of the Board. These measures align our corporate governance structure with achieving our strategic objectives, and enable our Board to effectively communicate and oversee our culture of compliance, risk management, customer and stakeholder satisfaction and robust, sustainable growth.
Communicating with the Board
Stockholders may communicate with the members of the Board, the Lead Director or the non-management members of the Board as a group, by sending a written communication to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.
Social, Diversity and Environmental Objectives
We believe our business serves an important social function at its core: we assist what we believe to be first-time and low down-payment borrowers in achieving their goals of home ownership, and access to home ownership is central to our

Corporate Governance and Board Matters
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customers and the communities we serve. Our business puts us at the intersection of home access and home affordability whereby we help borrowers to overcome the down payment hurdle of buying homes. We also provide private capital to take on first loss ahead of taxpayers.
As discussed in our Proxy Statement Summary, the diversity of our employees is a tremendous asset. We value diversity as a company and believe that diverse perspectives promote innovation and are crucial to the long-term success of our business. We are also focused on minimizing the environmental impact of our operations and furthering social objectives through our business and relationships with our employees, customers and communities.
Board Committees
The Board has four committees: Audit, Compensation, Governance and Nominating, and Risk. Information regarding these committees, in each case describing the committee's purposes, responsibilities and authority, is provided below. Written copies of the charters of each of these committees are available on our website at ir.nationalmi.com/governance.cfm, and we will send copies to any stockholder who submits a written request to our Corporate Secretary.
Audit Committee
The members of the Audit Committee are Messrs. Embler and Montgomery and Ms. Muehlhauser, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of NASDAQ and the SEC. Mr. Embler is the chairperson of the Audit Committee, and each member of the Audit Committee serves as an "audit committee financial expert" as that term is defined in SEC rules. The Audit Committee met ten times in 2020.
The Audit Committee is responsible for, among other things, monitoring:
•the integrity of the financial statements of the Company;
•the independent auditor's qualifications and independence;
•the performance of the Company's internal audit function and independent auditors;
•the Company's system of disclosure controls and system of internal controls over financial reporting; and
•the Company's compliance with legal and regulatory requirements.
Audit Committee Report
Before we filed our Annual Report on Form 10-K for the year ended December 31, 2020 with the SEC, the Audit Committee reviewed and discussed with management our audited Consolidated Financial Statements for the year ended December 31, 2020, and the notes thereto and other financial information included in the report, including the section of the report entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" (collectively, the 2020 10-K). The Audit Committee also discussed with BDO, our independent registered public accounting firm for 2020, the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 including, among other things, matters related to the conduct of the audit of our financial statements. The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO's communications with the Audit Committee concerning independence and has discussed with BDO their independence from the Company.
Based on its reviews and discussions described above, the Audit Committee recommended to our Board that our audited financial statements be included in our 2020 10-K, which we filed with the SEC.
Members of the Audit Committee
Michael Embler (Chairperson)
Michael Montgomery
Regina Muehlhauser

    2021 PROXY STATEMENT    12

Corporate Governance and Board Matters
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Compensation Committee
The current members of the Compensation Committee are Messrs. Ozanne, Embler, Jones and Scheid and Ms. Huskins, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of the NASDAQ and the SEC. Each member of the Compensation Committee is an outside director under Section 162(m) of the Internal Revenue Code. Mr. Ozanne is the current chairperson of the Compensation Committee and is expected to serve on the Compensation Committee in such capacity until his retirement from the Board on May 13, 2021. The Compensation Committee met seven times in 2020.
The Compensation Committee is responsible for, among other things:
•overseeing our executive compensation program, including approving corporate objectives relating to compensation for our CEO, Executive Chairman and other senior executives and determining the annual compensation of our CEO, Executive Chairman and other senior executives;
•reviewing and approving the compensation policy recommended by management with respect to other employees;
•determining, subject to ratification by our independent directors, the compensation of our independent directors;
•evaluating the relationship between our risk management practices and our compensation policies and practices applicable to all employees, including our CEO and Executive Chairman, to consider whether they encourage risk-taking that would be reasonably likely to have a material adverse effect on the Company;
•reviewing and approving incentive and equity-based compensation plans and grants;
•reviewing transition and succession planning for senior executives; and
•preparing the Compensation Committee Report and reviewing any Compensation Discussion and Analysis included in our proxy statements.
The Compensation Committee has the authority to secure the services of independent, external advisers to be used by the Compensation Committee in the exercise of its responsibilities, including review of executive compensation, Board compensation and to perform any other analysis that the Compensation Committee deems appropriate. The Compensation Committee engaged Semler Brossy Consulting Group, LLC (Semler Brossy or the Compensation Consultant), an independent compensation consultant, to assist it in evaluating executive and director compensation programs and levels. See "Compensation of Named Executive Officers - Compensation Discussion and Analysis - Our Process For Executive Compensation - Role of the Compensation Consultant" for more information about Semler Brossy and the services it provides to the Compensation Committee. The Compensation Committee has the authority to delegate any of its responsibilities to one or more subcommittees of the Compensation Committee as it may deem appropriate.

Governance and Nominating Committee
The members of the Governance and Nominating Committee are Messrs. Scheid, Ozanne and Jones and Mses. Huskins and McCreary, each of whom qualifies as an "independent" director under the applicable rules and regulations of the NASDAQ and the SEC. Mr. Ozanne is expected to serve on the Governance and Nominating Committee until his retirement from the Board on May 13, 2021. Ms. McCreary is the chairperson of our Governance and Nominating Committee. The Governance and Nominating Committee met four times in 2020.
The Governance and Nominating Committee is responsible for, among other things:
•identifying individuals qualified to become Board members and recommending to the Board nominees for election for the next annual meeting of stockholders;
•reviewing the qualifications and independence of the members of the Board and its committees on a regular periodic basis;
•recommending to the Board corporate governance guidelines and reviewing such guidelines, as well as the Governance and Nominating Committee charter, to confirm that they remain consistent with sound corporate governance practices and with any legal requirements;
•leading the Board in its annual review of the Board's and its committees' performance; and
•recommending committee assignments for members of the Board.

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The Governance and Nominating Committee evaluates director candidates for the Company's nominees for the Board under the criteria described above under "Item 1 - Election of Directors - Information about Our Directors." The Governance and Nominating Committee will consider recommendations from stockholders regarding director candidates that are received in writing and accompanied by sufficient information to enable the Governance and Nominating Committee to assess the candidate's qualifications, along with confirmation of the candidate's consent to serve as a director if elected. Such recommendations should be sent to our Corporate Secretary. Any recommendation received from a stockholder after January 1 of any year is not assured of being considered for nomination in that year. The Governance and Nominating Committee will evaluate any director candidates recommended by stockholders using the same process and criteria that apply to candidates recommended by other sources.
Risk Committee
The members of the Risk Committee are Messrs. Jones and Montgomery and Mses. Muehlhauser and McCreary, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of the NASDAQ and the SEC. Mr. Jones is the chairperson of our Risk Committee. The Risk Committee met six times in 2020.
The Risk Committee is responsible for the oversight of the Company's management of key risks and exposures that could materially impact the Company and management's operation of the Company's mortgage insurance business and the management of the Company's investment portfolio, including, among other things:
•monitoring the performance of the Company's insured books of business and the principal factors affecting performance;
•discussing, reviewing and monitoring the Company's mortgage insurance products, including premium rates, underwriting guidelines and returns;
•reviewing and approving the Company's investment policy and reviewing the performance of the investment portfolio;
•reviewing the mortgage insurance operating environment, including the state of local and regional housing markets, competitive forces affecting the Company and the Company's relationships with residential mortgage lenders and investors;
•assisting the Board in its oversight of the Company's enterprise risk management approach, including the significant risk management policies, procedures and processes; and
•reviewing and approving the Company's directors and officers liability coverage for adequacy and scope.
Board Oversight of Risk
Our senior management is charged with identifying and managing the risks facing our business and operations. The Board is responsible for oversight of how our senior management addresses these risks to the extent they are material. In this regard, the Board seeks to understand the material risks we face and to allocate, among the Board and its committees, responsibility for overseeing how management addresses the risks, including the risk management systems and processes that management uses for this purpose. Overseeing risk is an ongoing process. Accordingly, the Board, assisted by the Risk Committee, considers risk throughout the year and also with respect to specific proposed actions.
The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the Board. The Board committees play significant roles in carrying out the risk oversight function.
•The Audit Committee oversees and reviews risks associated with financial accounting and reporting, including our system of internal controls, as well as fraud risk, information technology and cybersecurity risk, and major legislative and regulatory developments which could result in material financial risk exposures. In performing this function, the Audit Committee considers information from our independent and internal auditors and discusses relevant issues with management and the independent auditors. The Audit Committee also reviews any proposed related person transactions to ensure that we do not engage in transactions that would create a conflict of interest that could result in harm to us.
•The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs and succession planning.
•The Governance and Nominating Committee oversees our implementation of sound corporate governance principles and practices. In performing this function, the Governance and Nominating Committee periodically

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reviews and recommends changes to the Company's Corporate Governance Guidelines and recommends any additional actions related to governance matters that it may deem necessary or advisable from time to time.
•The Risk Committee assists the Board in its oversight and review of information regarding our enterprise risk management approach and oversees risks related to our mortgage insurance business and investment portfolio.
We believe that our leadership structure, discussed in "- Board Leadership" above, reinforces the Board's risk oversight function. Independent directors chair and make up the entire membership of the committees involved in risk oversight, and we have established a system of open communication among senior management and directors, with our Executive Chairman and CEO routinely keeping the Board informed about material risks.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which set forth a framework for our governance. The Corporate Governance Guidelines cover the Board's membership criteria, director independence, director compensation, board meeting process, committee structure and succession planning. Among other things, the Board meets in executive sessions at which only independent directors are present at least twice annually, and the Lead Director presides over these sessions (unless the Lead Director delegates such responsibility to another independent director). See "- Board Leadership" above, for information regarding the Lead Director's responsibilities and authority.
The Corporate Governance Guidelines also require a director who, during their tenure as a director (i) joins the board of directors of another company or (ii) experiences a change in their business or commercial activity, to notify the Governance and Nominating Committee, which will then review the circumstances to determine if such director's continued service is appropriate and make a recommendation to the Board, after which the remaining Board members will make their determination of whether that director's continued service is appropriate.
Stock Ownership Guidelines
The Corporate Governance Guidelines further state that directors shall comply with the Company's stock ownership guidelines, as adopted by the Board and amended from time-to-time. The Board has adopted a written Stock Ownership Policy applicable to the Company's executive officers and directors, other than any non-employee director who serves on the Board in fulfillment of his or her employment obligations to a non-affiliate of the Company and is required to transfer all or a portion of their equity awards granted by the Company to their employer. None of our directors is currently under any such obligation. Under the current stock ownership guidelines, the total value of all shares of common stock held by each non-employee director must equal or exceed five times such non-employee director's annual cash award (the stock ownership threshold is currently set at $400,000, based on the current annual rate of $80,000 for cash awards we pay to non-employee directors), and each such director is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted under the Company's equity plans, until the applicable stock ownership threshold has been met. As of December 31, 2020, each of our directors, other than Ms. Huskins (who joined the Board in February 2021), met the stock ownership requirement, and Ms. Huskins will have five years from the date she commenced service on our Board to meet the requirement. For further discussion of the guidelines applicable to executive officers under the Company's stock ownership policy, see "Compensation of Named Executive Officers - Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program - Stock Ownership by Executive Officers."
Business Conduct and Ethics Policy
Our Board has adopted a code of business conduct and ethics (the Business Conduct & Ethics Policy) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. If we amend or grant any waiver from a provision of our Business Conduct & Ethics Policy that applies to our executive officers, we will publicly disclose such amendment or waiver on our website as required by applicable law. In addition, written copies of the Corporate Governance Guidelines and the Business Conduct & Ethics Policy are available on our website at ir.nationalmi.com/governance.cfm, and we will send them to any stockholder who submits a written request to our Corporate Secretary.
Director Independence
    Our Corporate Governance Guidelines regarding director independence are consistent with the applicable rules and regulations of the NASDAQ and the SEC. A director is independent under our Corporate Governance Guidelines if the Board has made an affirmative determination that the director has no material relationship with the Company that would impair his or

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her independent judgment (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, or if an immediate family member has such a relationship). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director's relationships with the Company and the Board will apply the NASDAQ and SEC independence requirements. In accordance with our Corporate Governance Guidelines, our Board has determined that all of the current members of the Board, except Mr. Shuster, our Executive Chairman, and Ms. Merkle, our CEO, are "independent" under the applicable rules and regulations of the NASDAQ and the SEC.
Related Person Transactions
    In addition to the director and executive officer compensation arrangements discussed in this proxy statement, the following is a summary of the material provisions of various transactions with our executive officers, directors, director nominees, five percent or greater stockholders and any of their immediate family members or entities affiliated with them since January 1, 2020. We believe the terms and conditions set forth in such agreements are reasonable and customary for similar transactions.
Registration Rights Agreement
Concurrently with the consummation of the private placement of our Class A common stock in April 2012 (the Private Placement), we entered into a registration rights agreement for the benefit of our stockholders, which includes certain of our officers and directors, as well as our five percent or greater stockholders, with respect to our common stock sold in the Private Placement (the Registration Rights Agreement). Under the terms of the Registration Rights Agreement, we agreed, at our expense, to file with the SEC a shelf registration statement registering the resale of shares of our common stock sold in the Private Placement (the "shelf registration statement"). The shelf registration statement was initially filed with the SEC on June 21, 2013 and declared effective by the SEC on December 6, 2013. On August 21, 2015, the Company filed and the SEC declared effective a post-effective amendment to the shelf registration statement to deregister all of the shares of common stock that had not been sold pursuant to the shelf registration statement as of that date, because the Company's contractual obligation to maintain the effectiveness of the shelf registration statement had expired. We continue to have certain indemnification obligations under the Registration Rights Agreement. In fulfilling its obligations under the Registration Rights Agreement, to date the Company has incurred legal and filing fees of approximately $1.65 million.
Statement of Policy Regarding Transactions with Related Persons
We have adopted a written Related Party Transaction Policy. Pursuant to this policy, our directors and director nominees, executive officers and holders of more than five percent of our common stock, including their immediate family members, (each, a related party) will not be permitted to enter into a transaction with us where the amount involved exceeds or is reasonably expected to exceed $120,000 without the review and consent of our Audit Committee, or in certain circumstances, the Chair of the Audit Committee (Chair). Any request for us to enter into such a transaction, where any such related party has a direct or indirect material interest, subject to certain exceptions, will be required to be presented by management to our Audit Committee or Chair, which will review and approve or disapprove such proposed transaction. In determining whether to approve a related party transaction, the Audit Committee or Chair, as applicable, shall consider:
•whether the transaction is on terms that are fair and reasonable to the Company and substantially the same as would apply if the other party was not a related party;
•the size of the transaction and the amount payable to the related party;
•the nature of the interest of the related party in the transaction;
•whether the transaction is in the business interests of the Company and in the interests of the Company's stockholders;
•whether the transaction may involve a conflict of interest or otherwise interfere with the objectivity and independence of the related party; and
•any other facts and circumstances that the members of the Committee or Chair, as applicable, deem relevant.

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Executive Officers
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EXECUTIVE OFFICERS

The following information is provided with respect to each of our executive officers. Our executive officers are appointed by the Board to serve in their respective capacities until their successors are duly elected and qualified or until their earlier death, resignation or removal.
Claudia J. Merkle, Chief Executive Officer and Director
    Information about Ms. Merkle is provided above in "Item 1 - Election of Directors - Information about Our Directors."
Bradley M. Shuster, Executive Chairman and Chairman of the Board
    Information about Mr. Shuster is provided above in "Item 1 - Election of Directors - Information about Our Directors."
William  J. Leatherberry, Executive Vice President, Chief Legal Officer, General Counsel and Secretary
Mr. Leatherberry, 50, has served as our Chief Legal Officer and Secretary since 2014, is responsible for overseeing the Company's legal, compliance and government relations functions and serves on our Executive Committee. Prior to NMI, he served in various executive positions from 2005 to 2013 at Century Aluminum Company, a global producer of aluminum, including as executive vice president, chief legal officer, general counsel and secretary from 2010 to 2013, and was responsible for compliance, human resources, government relations and the legal affairs of the organization, including mergers, acquisitions and divestitures, contracts, employment matters, securities, intellectual property and litigation. Mr. Leatherberry started his legal career at the Jones Day law firm, with a focus on public company, securities law, merger and acquisition and private equity practices. Mr. Leatherberry holds both a B.A. in business management and an M.B.A. from the University of Texas and a J.D. from Southern Methodist University in Dallas, Texas.
Patrick Mathis, Executive Vice President and Chief Operating Officer
    Mr. Mathis, 60, has served as our Chief Operating Officer since December 2018, overseeing the Company's insurance operations and information technology functions and serves on our Executive Committee. From May 2018 until December 2018, Mr. Mathis served as the Company's Executive Vice President, Operations and IT, and from 2012 until May 2018, as Executive Vice President, Chief Risk Officer. He has over 25 years of experience in the insurance, mortgage and financial industries, including executive level positions in the areas of risk and credit management. Prior to NMI, Mr. Mathis served as senior vice president, head of credit risk management for PMI Mortgage Insurance Co. (PMIC), a private mortgage insurer, from January 2009 to May 2012. In that capacity, he managed loss reserving, credit policy formulation and quality control for PMIC underwriters as well as for loans underwritten by customers on a delegated basis. Previously, from January 2005 to December 2008, Mr. Mathis served as senior vice president, chief risk officer at PMI Capital Corporation. In that role, he held oversight responsibility for international mortgage insurance subsidiaries in Australia, Europe, Hong Kong and Canada. Earlier in his career, Mr. Mathis held executive roles in credit and insured portfolio management at XL Capital Assurance and MBIA, Inc. Mr. Mathis holds a B.A. from the University of North Carolina-Chapel Hill and an M.B.A. from the University of Texas-Austin.
Adam S. Pollitzer, Chief Financial Officer
    Mr. Pollitzer, 42, has served as our Chief Financial Officer since May 2017 and serves on our Executive Committee. Mr. Pollitzer previously served as a managing director in the Corporate and Investment Banking division of J.P. Morgan Securities LLC, a financial institution providing investment, banking and lending services. Mr. Pollitzer joined J.P. Morgan in 2001 as an analyst and held a series of increasingly senior positions with the firm, including serving as vice president from 2008 to 2011 and executive director from 2012 to 2015. During his tenure with J.P. Morgan, Mr. Pollitzer focused on providing advisory and capital raising services to North American insurance companies. Mr. Pollitzer earned a B.B.A. from the Stephen M. Ross School of Business - University of Michigan.
Robert Smith, Chief Risk Officer
    Mr. Smith, 51, has served as our Chief Risk Officer since May 2018, overseeing and managing credit risk and internal

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audit for NMI and serves on our Executive Committee. Mr. Smith joined the Company in 2012 as Vice President of Pricing and Portfolio Analytics and served in that capacity until May 2018. He has more than 19 years of experience in the mortgage and financial services industry, including previous roles at Washington Mutual and PMIC. Mr. Smith is a Chartered Financial Analyst and holds a master's degree in Engineering and an MBA from Stanford's Graduate School of Business.

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Compensation of Named Executive Officers
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COMPENSATION OF NAMED EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the objectives and components of our executive compensation program for our named executive officers (NEOs) and how we make compensation decisions. Our NEOs for the year ended December 31, 2020 were:
•Claudia J. Merkle, Chief Executive Officer
•Bradley M. Shuster, Executive Chairman and Chairman of the Board (Executive Chairman)
•Adam S. Pollitzer, Chief Financial Officer
•William J. Leatherberry, Chief Legal Officer
•Patrick Mathis, Chief Operating Officer
We present the compensation of our NEOs in the Summary Compensation Table and other compensation tables set forth below in this proxy statement.
Executive Summary
    The following summarizes our Company's pay-for-performance objectives and key compensation-related actions that we took in 2020 and demonstrates the alignment of our executive compensation program with Company performance.
Overview of Our Performance in 2020
    2020 was a year of remarkable challenge, resiliency and reward for the Company. In 2020, the Company successfully navigated through the unprecedented stress of the COVID-19 pandemic, while supporting our customers and our employees and achieving strong financial results. We had a number of notable achievements, including:
•Achieving $111.3 billion of primary insurance-in-force (IIF) as of December 31, 2020, compared to $94.8 billion as of December 31, 2019. IIF, the principal source of our future revenue, was driven by record new insurance written (NIW) volume in 2020 of $62.7 billion. Our NIW and the growth of our IIF in 2020 was largely attributed to a resilient and strong housing market that, combined with record low interest rates, drove high new business volume, and to the strength of our customer relationships who continued to deliver high-quality business to us.
•Continuing success of Rate GPSSM, our proprietary risk-based pricing platform, which establishes loan-level premium rates based on a broad range of variables with proven impact on our successful credit performance. In 2020, Rate GPS continued to measurably improve the risk profile of our IIF and act as a powerful tool we use to manage our risk by tactically shaping the credit mix of our insured portfolio and to meet the needs of our customers.
•Driving our expense ratio down to 33.1% in 2020, compared to 36.7% in 2019, through the Company's persistent focus on efficiency and expense management.
•Delivering a return-on-equity (ROE) of 14.9% for the year ended December 31, 2020, continuing our achievement of mid-teen returns since 2018.
•Strong revenues delivering strong profitability in 2020 that was consistent with our results in 2019, despite the significant impact of the COVID-19 pandemic. We produced GAAP net income of $172 million and adjusted net income of $173.6 for the year ended December 31, 2020, compared to GAAP net income of $172 million and adjusted net income of $182.4 million for the year ended December 31, 2019.*
*    Adjusted net income is a non-GAAP measure. For a description of how we calculate this measure and for a reconciliation of this measure to the nearest comparable GAAP measure, see Appendix A.
Executive Compensation Highlights
    Our executive officer compensation program is administered by the Compensation Committee of our Board (referred to as the Committee in this section). With respect to executive compensation, the Committee, among other things:
•Assists our Board in fulfilling its responsibilities related to the compensation of our CEO, Executive Chairman and other NEOs;

Compensation of Named Executive Officers | Compensation Discussion and Analysis
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•Reviews long-range planning for executive development and succession;
•Oversees the administration of our compensation plans, in particular our incentive compensation and equity-based plans; and
•Evaluates performance, taking into consideration our annual goals and long-range objectives.
See "Corporate Governance and Board Matters - Board Committees - Compensation Committee," above for additional information about the responsibilities of the Committee.
    Key matters addressed by the Committee (in consultation with Semler Brossy, its Compensation Consultant) with respect to executive compensation in 2020 included:
•Conducting a comprehensive review and evaluation of our NEOs' compensation, including changes to further align compensation with corporate performance objectives;
•Setting performance objectives for the Company's 2020 bonus plan, including incentives to manage costs, write high-quality business to achieve sustainable revenues, achieve objectives for adjusted operating income and strong ROE targets; and
•Developing an equity grant strategy for 2020 that included a mix of RSUs and PRSUs for our NEOs other than Mr. Shuster, who received RSUs in 2020.
Executive Compensation Philosophy
    We have designed our compensation program to attract, retain and motivate talented and qualified executives, while maximizing stockholder value creation over the long-term by targeting compensation levels that are competitive when measured against other companies within our industry and geographic location. With the Company located in the San Francisco Bay Area near Silicon Valley, we compete for talent with other firms that offer competitive compensation packages, including significant equity grants. We structure our compensation program to include a balanced portfolio with multiple elements, consisting of base salary, short-term annual incentive awards and long-term incentive awards through a mix of equity-based awards for all of our NEOs.
    The Committee and management believe our executive compensation program must be flexible, with annual salaries, incentive and equity awards that measure corporate performance to reward the advancement of our corporate goals and performance objectives that align with our strategic plans, which in turn contributes to the successful development and long-term growth of the Company. In our annual incentive program, we emphasize performance-based compensation through cash-based awards that appropriately motivate executives and reward them for delivering financial, operational, strategic and individual results against Committee-approved objectives. Our long-term incentive program is comprised of a mix of RSUs and PRSUs, with the PRSUs vesting after three years based on meeting cumulative book-value per share performance metrics, which we believe further ties our executive compensation to the Company's long-term performance and further incentivizes our NEOs to achieve sustainable long-term returns. See "Compensation of Named Executive Officers - Compensation Discussion and Analysis - Elements of Executive Compensation - Long Term Incentive Program" below.
Executive Compensation Policies and Practices
    Our compensation-related governance policies and practices align our executive compensation with long-term stockholder interests, as further described in "Compensation of Named Executive Officers - Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program":
Stock Ownership Requirements. The Company's Stock Ownership Policy imposes rigorous stock ownership requirements on our NEOs, with our CEO required to hold Company shares valued at five times her base salary, our Executive Chairman required to hold shares valued at 10 times his base salary, and our other NEOs required to hold shares valued at three times their base salary. The Stock Ownership Policy also includes a post-vesting share retention period until the NEO meets the applicable stock ownership threshold.
Absolute Prohibition of Hedging and Pledging. Our policies prohibit our directors and NEOs from engaging in all forms of speculative hedging and pledging transactions involving the Company's equity securities.
Clawback Policy. Our clawback policy applies to cash and equity-based incentive compensation.
Compensation Consultant Performs No Additional Services for Us. The Compensation Consultant is retained by the Committee and performs no other services for the Company.
Compensation Risk Evaluation. Annually, the Committee performs an executive compensation risk evaluation that is designed to ensure that our compensation program does not motivate excessive risk-taking and is not reasonably likely to have a material adverse effect on the Company.

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Change-in-Control Severance Plan (CIC Severance Plan) Provides Limited Benefits. A "double-trigger" is required before any severance benefits may be paid under the CIC Severance Plan, and cash severance under the plan does not exceed a multiple of 2.0 times an NEO's base salary and bonus.
No Tax Gross-Ups. We do not provide golden parachute excise tax or other income tax gross-ups to any of our NEOs.
NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (2014 Plan) Features.
•No granting of options with an exercise price less than the fair market value of our common stock on the date of grant;
•No re-pricing of options without stockholder approval;
•No payment of dividend equivalents before vesting;
•No recycling of shares tendered to or withheld by the Company to satisfy the exercise price of options or stock appreciation rights;
•No granting of more than 5% of awards under the plan with a vesting period of less than one-year (subject to limited exceptions); and
•Limits on non-employee director awards.
Compensation of Ms. Merkle in 2020
    Ms. Merkle has served as the Company's CEO since January 1, 2019, after serving as President in 2018 and, prior to that, progressing through successively higher ranking executive management positions since she joined the Company in 2012. As CEO, Ms. Merkle is responsible for the Company's day-to-day management, financial performance and long-term growth strategy. Effective January 1, 2020, Ms. Merkle's annual base salary was $750,000, with a target annual bonus opportunity of 100% of her base salary. In 2020, the Committee granted Ms. Merkle an even mix of RSUs and PRSUs with an aggregate grant date value of $2.1 million. Ms. Merkle's PRSUs are eligible to vest after three years based on meeting cumulative performance metrics set forth in her award agreement. See "Compensation of Named Executive Officers - Compensation Discussion and Analysis - Elements of Executive Compensation - Long Term Incentive Program" for a description of the performance metrics for our NEOs' 2020 PRSU grants. Ms. Merkle's RSUs are eligible to vest 40% on each of the first and second anniversaries of the grant date, with the remaining 20% eligible to vest on the third anniversary of the grant date.
    The chart below illustrates the components of Ms. Merkle's total annualized target compensation for fiscal year 2020.

Stockholder Engagement
    On an ongoing basis, management engages with interested stockholders to discuss our governance and executive compensation practices and compensation philosophy. Aligned with our stockholders' preference, we are holding an annual say-on-pay advisory vote in this Proxy Statement as Proposal 2. Although the say-on-pay vote is advisory, we value stockholder input, and the Committee takes into consideration stockholder input, including the outcome of the say-on-pay vote, when it reviews the Company's compensation philosophy and plan design. At our 2020 Annual Meeting, 94% of the votes cast were in favor of the advisory vote to approve our executive compensation paid in 2019.

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Our Process For Executive Compensation
Role of the Compensation Committee
    The Committee, which consists solely of independent directors, is responsible for overseeing the development and administration of our executive compensation program. The Committee reviews market pay and performance levels, with the help of its Compensation Consultant (as described below), on a regular basis. The Committee evaluates, within the context of the broader economy, Company performance against its operation plans and budgets and pay and performance levels at comparable companies. The Committee retains complete and final discretion in determining annual incentive awards and determines the vesting of our NEOs' performance awards, including any PRSUs. In general, the Committee evaluates the Company's performance in light of pre-established objectives that are subject to adjustment under the annual bonus plan and makes its final determination of annual bonus awards and achievement of awards earned based on long-term performance in the first quarter following the end of each performance period.
    The Committee maintains an annual agenda to help ensure that it discharges its duties in a thoughtful and timely manner. Each meeting has a primary purpose, and as a general practice, the Committee makes significant decisions over multiple meetings by discussing conceptual matters, reviewing preliminary recommendations and reviewing final recommendations before acting. The Committee also holds special meetings as necessary in order to perform its duties. In 2020, the Committee met seven times, devoting significant time and attention to management compensation.
Role of the Compensation Consultant
    Since 2012, the Committee has used the services of Semler Brossy to assist it in evaluating executive and director compensation programs and levels. During 2020, Semler Brossy assisted the Committee with compensation for non-employee members of our Board and our NEOs; long-term and short-term annual incentive award design; an assessment of the risks associated with the Company's overall compensation policies and practices; and understanding trends in executive and board compensation. In addition, Semler Brossy provided the Committee with data on compensation levels and programs, including at peer companies, to ensure that our executive officers' total compensation opportunities were market competitive. Semler Brossy does not provide any other services directly to the Company. The Committee has assessed Semler Brossy's independence, taking into consideration the factors listed in NASDAQ Listing Rule 5605(d)(3)(D), and has determined that Semler Brossy's work with the Company does not raise any conflicts of interest.
Role of the CEO
    As part of its review and determination of the Company's executive compensation objectives, philosophy, programs and decisions, the Committee works with and receives advice and recommendations from Ms. Merkle, our CEO (other than with respect to her own compensation). At the beginning of each year, our CEO oversees the development of corporate and individual objectives for purposes of short- and long-term compensation of each NEO (other than for herself). These objectives are derived from our corporate business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. As Executive Chairman, Mr. Shuster remains engaged as a key member of the Company's executive management team, collaborating with Ms. Merkle to define the Company's long-term goals and providing oversight and guidance to Ms. Merkle, including with respect to executive compensation. At the end of each year, our CEO reviews with the Committee the achievement of objectives and the performance of our NEOs (other than for herself) and presents recommendations regarding adjustments to compensation to ensure alignment of stockholder interests with our objectives, as well as to reward the executive for performance. The Committee considers our CEO's recommendations, together with review by the Committee's compensation consultant, in making independent determinations regarding executive compensation. Based on our CEO's day-to-day management of our NEOs, she is well-positioned to evaluate their performance and make recommendations as to their overall performance and compensation. As such, Ms. Merkle attends all Committee meetings, other than those portions that are held in executive session, and she is not present during deliberations on matters involving her own compensation.
Benchmarking
    Our executive compensation philosophy emphasizes competitive objectives for executive pay. The Committee does not benchmark to a specific percentile, but prefers a flexible target range, in order to be mindful of individual differences such as tenure and performance. Elements of compensation that are benchmarked, separately and in the aggregate, include base salary, cash-based annual incentive awards and long-term equity incentive awards.

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    The companies in our fiscal year 2020 peer group were identified based on size (measured by revenue and market capitalization), as well as IPO date, recent growth patterns, geographical scope, and the companies with which we compete for executive talent. The Committee determined it was important to benchmark compensation against a broad data set as the Company continues to grow in size and as its compensation design continues to evolve.
    In addition to the peer group, the Committee also uses the following data elements for benchmarking:
•The Company's three direct pure-play competitors within the mortgage insurance industry: Essent Group Ltd., Radian Group, Inc., and MGIC Investment Corporation.
•Relevant survey information from companies of similar size and geographic scope.
These additional data points played a role in the Committee's competitive benchmarking approach given the Company's size as a recent public company and the limited number of direct business comparators within the mortgage insurance industry.
    Our peer group for fiscal year 2020 consists of the companies listed below:

NMI 2020 Peer Group	Mortgage Insurer Direct Competitor	Chose NMI as Peer(1)	Broader Exposure to Insurance and Real Estate	Business
Essent Group Ltd.	X	X	X	Mortgage Insurer
MGIC Investment Corporation	X	X	X	Mortgage Insurer
Radian Group Inc.	X	X	X	Mortgage Insurer
Protective Insurance Group		X	X	Property & Casualty Insurance; Reinsurance
Redwood Trust		X	X	Mortgage Banking & Investments
Assured Guaranty			X	Financial Guaranty Insurer
PennyMac Financial Services			X	Mortgage Service & Lending
Flagstar Bancorp			X	Mortgage Originations & Servicing, Banking
James River Group			X	Specialty Insurance & Reinsurance
Kinsale Capital Group			X	Property & Casualty Insurance
Investors Title			X	Property & Casualty Insurance
Kingstone Cos.			X	Property & Casualty Insurance
National Security Group			X	Property & Casualty Insurance; Life Insurance
Unico American			X	Property & Casualty Insurance
(1)    Based on 2019 proxy statements.

Compensation of Named Executive Officers | Compensation Discussion and Analysis
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Elements of Executive Compensation Program
Overview of Compensation Elements
    The table below describes the principal elements and characteristics of our executive compensation program, which align with our overall executive compensation philosophy.

Compensation Element	Description	Alignment with Compensation Philosophy
Annual Compensation:
Annual Base Salary	● Fixed component of annual cash compensation that reflects expertise and scope of responsibilities, influenced by market pay levels and trends and individual performance	● Attract and retain key talent with market competitive salaries ● Provide financial certainty and stability ● Recognize individual performance
Short-Term Incentive Program	● Cash-based annual bonus plan based 100% on meeting Company objectives ● Requirement that executive be employed at the time the bonus is paid has a retentive effect
● Balance between short- and long-term corporate objectives that align with Company's pay-for-performance philosophy and stockholder interests
● Short-term growth important in mortgage insurance business, with each book year of business supporting the long-term growth of the Company

Long-Term Compensation:
Long-Term Incentive Program	● Equity-based, 50:50 mix of time-based RSUs and PRSUs ● RSUs vest over a three-year period ● PRSUs earned based on achievement of cumulative BVPS growth targets over a three-year performance period	● RSUs align management and stockholder interests on increasing share value ● PRSUs link realized compensation value to the Company's achievement of long-term financial performance
Other Executive Benefits:
Retirement Program	● Participation in a 401(k) plan, including a matching contribution by the Company of 100% of the executive's contribution up to 5% of the executive's eligible compensation, which was offered to all eligible employees who participated in the Company's 401(k) plan in 2020	● Attract and retain key talent ● Provide income security for retirement
Executive Cash Allowance Program	● Fixed cash amount to be used at the discretion of the executive, in lieu of individualized perquisite programs	● Attract and retain key talent ● Provide total compensation package that is competitive in our market and geographic location
Compensation Program Details
Base Salary
Base salaries provide our NEOs with fixed cash compensation for service during the year, with consideration given to the scope of each NEO's responsibilities, experience and other qualifications essential to the NEO's role. The following table shows our NEOs' annual base salaries, effective January 1, 2020.

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Compensation of Named Executive Officers | Compensation Discussion and Analysis
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NEO	2020 Annual Base Salary
Claudia J. Merkle	$750,000
Bradley M. Shuster	$650,000
Adam S. Pollitzer	$550,000
William J. Leatherberry	$485,000
Patrick Mathis	$465,000
    The Committee increased Ms. Merkle's 2020 annual base salary by 15%, from $650,000 to $750,000, to recognize Ms. Merkle's contributions in leading the Company to record financial performance in 2019, her first full year as CEO, and to align her salary with CEOs of similarly sized companies. In addition, the Committee increased each of Messrs. Pollitzer's, Leatherberry's and Mathis' 2020 annual base salaries by 10%, 5% and 7%, respectively to:
•Better align these NEOs' compensation with executives holding similar positions within our peer group;
•Recognize the breadth of management oversight by these NEOs in that all substantive functional areas of the Company, including operations, information technology, risk, legal, government relations, finance and treasury report to or through these individuals; and
•Reward the individual contributions of our NEOs to the Company's growth and successful performance.
Short-Term Incentive Program
    In order to appropriately motivate and reward our NEOs, and to further align their pay with Company performance, we offer a discretionary bonus program that provides for cash bonuses to be awarded based on the Committee's assessment of Company performance within a framework of financial and operational objectives that are set by the Committee at the beginning of each fiscal year. The Committee sets these objectives as reference points to monitor and evaluate our NEOs' progress toward, and alignment with, the Company's short- and long-term priorities. The Committee has the authority to modify the objectives or their relative weightings, or both, if it deems appropriate or necessary. Each NEO's 2020 bonus opportunity was solely based on corporate performance and was targeted at 100% achievement. Generally, the Committee aims to design and implement our annual incentive plan to reward outstanding performance against our corporate objectives significantly above the targeted benchmark. Conversely, the Committee retains discretion and flexibility, as it determines appropriate, to make its final bonus payment decisions for our NEOs' awards, including to reduce any such amount to zero when individual or corporate performance is below expectations. To be eligible to receive any bonus, each executive must be employed with the Company at the time we pay such bonus.
    The following table sets forth the target awards established by the Committee for our NEOs for fiscal year 2020.

NEO	Target Award % of Salary	2020 Target Award
Claudia J. Merkle	100%	$750,000
Bradley M. Shuster	100%	$650,000
Adam S. Pollitzer	100%	$550,000
William J. Leatherberry	100%	$485,000
Patrick Mathis	100%	$465,000
In February 2020, the Committee approved corporate performance objectives for fiscal year 2020, with threshold, target and maximum achievement levels, which were developed by the executive management team consistent with the Company's 2020 operational plan and budget approved by the Board. With respect to our corporate performance objectives, the 2020 bonus plan included a 75% payout for threshold achievement, 100% for target achievement and 180% for maximum achievement. Bonus awards are interpolated linearly if actual results fall between the threshold and target measurement points or between the target and maximum measurement points.

Compensation of Named Executive Officers | Compensation Discussion and Analysis
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The following table sets forth the corporate performance objectives established by the Committee for our fiscal year 2020 bonus plan, their relative weightings, achievement benchmarks and the Company's actual performance under each objective.

2020 Performance Objectives(1)	Weighting	Threshold	Target	Maximum	Actual Performance
Adjusted Return on Equity	30%	16.0%	18.5%	21.0%	16.2%
Adjusted Operating Income (In Millions)	30%	$217.1	$252.7	$289.4	$242
New Insurance Written (In Billions)	25%	$40.0	$48.0	$56.0	$62.7
Adjusted Expense Ratio	15%	36.75%	33.75%	30.75%	29.9%
(1)    Adjusted Return on Equity (AROE), Adjusted Operating Income, and Adjusted Expense Ratio are non-GAAP measures. For a description of how we define these measures under the 2020 bonus plan, see Appendix A.
When setting the 2020 corporate performance objectives, the Committee used a rigorous process to set challenging, yet reasonably attainable objectives intended to support and align with the Company's strategic goals and to ensure an appropriate level of competitiveness within the marketplace, without encouraging unnecessary or excessive risk-taking. In setting the 2020 objectives, the Committee considered (1) the Company's 2020 operational plan and budget that included then-current economic conditions and (2) the competitive landscape in the mortgage insurance industry.
When determining the final awards for our NEOs under the 2020 bonus plan, the Committee considered the Company's achievement against the 2020 corporate performance objectives. In 2020, the Company achieved a 16.2% AROE, $242.0 million Adjusted Operating Income, $62.7 billion NIW and a 29.9% Adjusted Expense Ratio. The Company's AROE and Adjusted Operating Income exceeded the threshold performance levels and its NIW and Adjusted Expense Ratio exceeded the maximum performance levels. The Committee further considered the impact of the equity offering completed by the Company in June 2020, in determining the final awards for our NEOs. The Committee considers the equity offering to be a transaction that will provide long term strategic and financial benefits to the Company and used its discretion to adjust the Company's achievement of the AROE objective, which was otherwise negatively impacted by the current period dilution of the equity offering. The Committee did not give any special consideration to the macroeconomic disruption caused by the COVID-19 pandemic, nor its impact on the Company's financial performance in setting the final bonus awards for our NEOs.
After evaluating the Company's financial performance in 2020, achievement levels with respect to the 2020 performance objectives and the significant accomplishments of our executive team during 2020, the Committee approved payment of bonuses to our NEOs of 128.0% of total targeted bonus opportunity. Such award would have been 122.8% of total target bonus opportunity without the application of discretion in respect of the AROE objective to account for the Company's equity offering in June 2020. Below in the 2020 Summary Compensation Table, we quantify in the "Non-Equity Incentive Plan Compensation" column the portion of each NEO's 2020 bonus award that was based on actual performance of the 2020 performance objectives, and in the "Bonus" column the portion of each NEO's 2020 bonus award attributable to the Committee's use of discretion.
Long-Term Incentive Program
Our NEOs may be awarded equity at the discretion of the Committee under the Company's equity plans. Equity awards are intended to (i) further align the interests of our NEOs with the interests of our stockholders, (ii) emphasize long-term financial performance, (iii) reward sustained share price appreciation and (iv) support the retention of our management team.
In 2020, the Committee approved equity awards for each NEO (other than Mr. Shuster) consisting of a 50:50 mix of RSUs and PRSUs. In 2020, the Company granted Mr. Shuster RSUs only. Our 2020 PRSUs directly link a significant component of our executive's realized compensation value to the Company's achievement of long-term financial performance, incentivize the achievement of sustainable long-term returns and further align the long-term equity incentive with our peers and trends in the marketplace.

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Compensation of Named Executive Officers | Compensation Discussion and Analysis
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    The Committee granted our CEO and other NEOs the following 2020 equity awards as part of their target compensation package.

NEO	Fair Value of RSUs	Fair Value of PRSUs	Total Grant Date Fair Value of 2020 RSU and PRSU Awards
Claudia J. Merkle	$1,049,970	$1,049,970	$2,099,940
Bradley M. Shuster	$1,199,483	$—	$1,199,483
Adam S. Pollitzer	$522,474	$522,474	$1,044,948
William J. Leatherberry	$460,722	$460,722	$921,444
Patrick Mathis	$441,750	$441,750	$883,500
RSUs:
The 2020 RSU awards for each of our NEOs (other than Mr. Shuster) are eligible to vest 40% on each of the first and second anniversaries of the grant date, with the remaining 20% eligible to vest on the third anniversary of the grant date. Mr. Shuster's 2020 RSU award is eligible to vest in thirds over a three-year period from the grant date.
PRSUs:
The PRSUs we granted to our NEOs (other than Mr. Shuster) in 2020 are earned based on achievement of cumulative book value per share (BVPS) growth targets (as described below) over a three-year performance period commencing January 1, 2020 and ending December 31, 2022 (the Performance Period). We believe that book value per share is a key measure of our long-term performance and stockholder value creation. With respect to the BVPS goals, the awards have a 50% payout for threshold achievement, 100% for target achievement and 200% for maximum achievement, with linear interpolation between performance levels.
The chart below illustrates the percentage of PRSUs eligible to vest (the BVPS Vesting Percentage) if the Company achieves the corresponding BVPS growth target (BVPS Growth Percentage), rounded to the nearest tenth of a percent (0.1%), as determined by the Committee at the end of the Performance Period:

	Threshold	Target	Above	Maximum
BVPS[1] Growth Percentage[2]	11%	15%	19%	23%

BVPS Vesting Percentage	50%	100%	150%	200%

1    As defined for purposes of the 2020 PRSUs, BVPS, for any year during the Performance Period, is equal to the "Adjusted Book Value" for such year divided by the number of "Common Shares Outstanding." "Adjusted Book Value" is a non-GAAP measure, and means, for any year, the consolidated stockholder's equity of the Company computed in accordance with GAAP, adjusted to exclude the impact of (i) accumulated other comprehensive income (loss); (ii) the cumulative effect of cash dividends paid on the Company's common stock during the Performance Period, (iii) the cumulative effect of the repurchase of the Company's common stock during the Performance Period, (iv) the cumulative effect of changes in the fair value of the Company's warrant liability to the extent such warrants are not exercised, (v) the cumulative effect of changes in accounting principles under GAAP, and (vi) the cumulative effect of changes in tax law.
2    BVPS Growth Percentage means, for the Performance Period, the compounded annual growth rate in BVPS measured at the end of the Performance Period over the BVPS measured as of December 31, 2019.
No later than 60 days following the completion of the Performance Period, the Committee will determine the Company's BVPS Growth Percentage, certify the level of achievement with respect to the BVPS Vesting Percentage, if any, and determine the portion of shares that have been earned in accordance with applicable plan terms, with any unearned PRSUs to be forfeited at that time.

Compensation of Named Executive Officers | Compensation Discussion and Analysis
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Retirement Plan
    Since 2014, the Company has offered a tax-qualified defined contribution retirement savings plan (401(k) Plan), pursuant to which our employees, including our NEOs, are able to contribute a percentage of their annual compensation on a pre- and post-tax basis, up to the limits prescribed by the Internal Revenue Service. In 2020, we offered a 401(k) Company matching contribution for eligible employees who participated in the 401(k) Plan, including our NEOs, of up to 5% of an employee's eligible compensation. Generally, "eligible compensation" used for purposes of calculating contributions under the 401(k) Plan is the amount paid to the NEO as base salary, cash allowance and bonuses. Each of our NEOs was eligible to participate in the 401(k) Plan in 2020. The Company does not sponsor any nonqualified deferred compensation plans or pension plans.
Executive Cash Allowance Program
    The Company includes in the annual compensation of each NEO a standardized, fixed cash amount to be used at the discretion of the executive officer, in lieu of individualized perquisite programs. In 2020, the additional compensation under this program was $38,400 for Ms. Merkle and Mr. Shuster and $30,000 for our other NEOs.

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Compensation of Named Executive Officers | Compensation Discussion and Analysis
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Other Aspects of our Executive Compensation Program
Stock Ownership by Executive Officers
Our Stock Ownership Policy, which is administered by the Committee, is applicable to the Company's executive officers, including our Executive Chairman and other NEOs, and non-employee directors. These guidelines were adopted to further underscore that management's interests should be aligned with those of our stockholders'. Stock considered owned under the policy includes (i) common shares owned outright by the executive or director; (ii) shares underlying unvested RSUs and PRSUs; and (iii) "in-the-money" vested options. Under the policy, the total value of all shares of the Company's common stock held by each executive officer must equal or exceed the following multiples of their respective base salaries:

Position	Base Salary Multiple
Executive Chairman	10.0x
Chief Executive Officer	5.0x
Executive Vice Presidents, including Chief Financial Officer, Chief Legal Officer and Chief Operating Officer	3.0x
    Each executive officer is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted under the Company's equity plans, until the applicable stock ownership threshold has been met. Under the policy, each executive officer is expected to meet the guideline within five years of becoming a participant under the policy. As of December 31, 2020, each of our NEOs met the stock ownership requirement.
Absolute Hedging and Pledging Prohibitions
    Our executive officers (including all of our NEOs) and directors are subject to the Company's Insider Trading and Information Policy, which includes a complete prohibition on engaging in any form of speculative hedging transaction involving the Company's equity securities. In addition, our executive officers and directors may not hold Company securities in a margin account or pledge such securities as collateral for a loan.
Clawback Policy
The Company's Clawback Policy allows the Company to recover certain cash and equity-based incentive compensation provided to certain covered individuals (including all of the Company's NEOs) after February 9, 2017, if the Company is required to prepare a material accounting restatement due to its material noncompliance with financial reporting requirements under applicable securities laws.
Tax Considerations and Deductibility of Compensation
    Prior to December 22, 2017, when the Tax Cuts and Jobs Act (TCJA) was signed into law, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to publicly held companies for compensation paid to certain executive officers in excess of $1 million per officer in any year that did not qualify as performance-based. Under the TCJA, the performance-based exception has been repealed. Additionally, once an executive is subject to the limit in one year, the executive will be subject to the limit in all future years. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date. In connection with fiscal year 2020 compensation decisions, while the Committee considered the potential tax deductibility of executive compensation under Section 162(m), the Committee also considered delivering competitive levels and forms of compensation. The Committee reserves the right to establish compensation arrangements that may not be fully tax deductible under applicable tax laws.
Severance Plan
    The Company's Severance Plan provides for payment of cash severance and continuation of healthcare coverage upon certain involuntary terminations of employment by the Company, as specified in the Severance Plan, including a workforce reduction, elimination of an eligible employee's position, lack of work or any other reason approved in the sole discretion of the Company (each, a "Severance Termination"). The Severance Plan applies to all of the Company's regular full- or part-time employees, including our NEOs. Upon a Severance Termination, subject to certain conditions including the applicable executive's execution and non-revocation of a separation agreement and release, the Severance Plan provides that an eligible NEO would receive three months' base salary and three months' of health coverage contributions (paid at the active employee rate) for each full year of service, with a maximum benefit of 12 months' base salary and 12 months' of health coverage contributions. Based on their years of service as of December 31, 2020, Ms. Merkle and Messrs. Leatherberry, Mathis and

Compensation of Named Executive Officers | Compensation Discussion and Analysis
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Shuster were eligible for 12 months of benefits, and Mr. Pollitzer was eligible for nine months of benefits. Although Mr. Shuster's Offer Letter (described below) provided additional severance protections if Mr. Shuster had experienced a qualifying termination of employment prior to January 1, 2021, such protections no longer apply, as described below in "- Potential Payments upon Termination of Employment or change in Control as of December 31, 2020."
Change in Control Severance Plan (CIC Severance Plan)
The Company's CIC Severance Plan contemplates that the Committee will designate from time-to-time, in its sole discretion, the executive officers who are eligible to receive benefits under the CIC Severance Plan. The Committee has designated each of the Company's NEOs as participants in the CIC Severance Plan. Each executive designated by the Committee to receive benefits under the CIC Severance Plan has received a "participation notice," confirming the terms of the executive's participation, including (i) a severance multiple for purposes of determining the participant's cash severance amount (the Severance Multiple) and (ii) the period of time during which the participant is eligible for medical insurance premium reimbursements (the COBRA Period). Participants in the CIC Severance Plan are also participants in the Severance Plan, but participants are not entitled to benefits under both plans, to avoid duplication of payments.
The Committee has named each of the Company's NEOs as participants in the CIC Severance Plan at the following Severance Multiples and COBRA Periods:

NEO	Severance Multiple	COBRA Period
Claudia J. Merkle	2.0x	24 months
Bradley M. Shuster	2.0x	24 months
Adam S. Pollitzer	1.5x	18 months
William J. Leatherberry	1.5x	18 months
Patrick Mathis	1.5x	18 months
    The CIC Severance Plan requires a "double-trigger" to be eligible for benefits. The CIC Severance Plan provides that upon a participant's termination of employment without "Cause" or for "Good Reason" (in each case as defined in the CIC Severance Plan) within 24 months after a "Change in Control" (as defined in the CIC Severance Plan), or six months before a Change in Control (if the termination within that six month period occurs after a definitive agreement that contemplates such Change in Control is executed and the Change in Control occurs), such participant shall be entitled to the following payments, subject to the participant's execution and non-revocation of a release of claims: (i) a lump sum cash payment equal to (A) the sum of the participant's base salary and target annual incentive bonus, in each case, as in effect immediately prior to the termination, multiplied by (B) the participant's Severance Multiple; (ii) a lump sum cash payment equal to the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the participant's COBRA Period; (iii) a lump sum cash payment equal to the participant's target annual incentive bonus for the fiscal year in which the participant is terminated, pro-rated through the date of termination as described in the CIC Severance Plan; and (iv) any other earned and vested amounts or benefits that the Company is required to pay or provide or which the participant is eligible to receive from the Company through the date of the termination, to the extent not yet paid or provided.
Compensation Committee Report
    We have reviewed and discussed the Compensation Discussion and Analysis with the Company's management and, based on our review and discussions, we recommend to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee
James H. Ozanne (Chairperson)
Michael Embler
Priya Huskins
James G. Jones
Steven L. Scheid

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Compensation of Named Executive Officers | Compensation and Related Tables
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COMPENSATION AND RELATED TABLES
2020 Summary Compensation Table
The following summary compensation table sets forth information regarding the compensation paid, awarded to or earned by our NEOs who were serving as executive officers on December 31, 2020, for services rendered in all capacities during the fiscal years presented.

Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Claudia J. Merkle, Chief Executive Officer	2020	$750,000	$39,000	$2,099,940	$—	$921,000	$67,157	$3,877,097
	2019	$650,000	$—	$1,087,110	$362,371	$1,300,000	$65,504	$3,464,985
	2018	$510,667	$—	$562,496	$187,496	$930,205	$57,547	$2,248,411
Bradley M. Shuster, Executive Chairman	2020	$650,000	$33,800	$1,199,483	$—	$798,200	$57,153	$2,738,636
	2019	$650,000	$—	$1,087,110	$362,371	$1,300,000	$62,986	$3,462,467
	2018	$839,583	$—	$2,825,664	$1,274,996	$1,700,000	$66,325	$6,706,568
Adam S. Pollitzer, Chief Financial Officer	2020	$550,000	$28,600	$1,044,948	$—	$675,400	$45,039	$2,343,987
	2019	$500,000	$—	$674,998	$224,998	$900,000	$45,950	$2,345,946
	2018	$466,250	$—	$477,897	$322,551	$849,600	$42,830	$2,159,128
William J. Leatherberry, Chief Legal Officer	2020	$485,000	$25,220	$921,444	$—	$595,580	$46,247	$2,073,491
	2019	$460,000	$—	$620,987	$206,998	$828,000	$45,950	$2,161,935
	2018	$428,167	$—	$440,422	$310,059	$783,000	$43,788	$2,005,436
Patrick Mathis, Chief Operating Officer	2020	$465,000	$24,180	$883,500	$—	$571,020	$45,040	$1,988,740
	2019	$435,000	$—	$473,046	$157,682	$783,000	$45,950	$1,894,678
	2018	$419,833	$—	$430,306	$143,431	$765,000	$42,830	$1,801,400
(1)    Represents the grant date fair value of the RSUs, PRSUs and options, as applicable, granted to our NEOs in the respective fiscal year, calculated in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (ASC Topic 718). The amount in this column representing the grant date fair value of each NEO's (other than Mr. Shuster) 2020 PRSU award assumes achievement at the target level of performance. Assuming achievement at the maximum level of performance, the value of each NEO's 2020 PRSU award on the grant date would have been $2,099,940, $1,044,948, $921,444 and $883,500 for Ms. Merkle and Messrs. Pollitzer, Leatherberry and Mathis, respectively. See Note 10, "Share-Based Compensation" of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2020 for an explanation of the assumptions made in valuing these awards.
(2)    Amounts contained in this column represent amounts paid in the Committee's exercise of discretion under the Company's 2020 bonus plan. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Short-Term Incentive Program" above for additional information regarding our NEOs' 2020 bonus awards.
(3)    The amounts reported in this column for each fiscal year represent each NEO's annual incentive bonus that was earned in such year, awarded by the Committee, and paid in the subsequent fiscal year. Amounts contained in this column exclude amounts paid in the Committee's exercise of discretion under the Company's 2020 bonus plan. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Short-Term Incentive Program," above for additional information regarding our NEOs' 2020 bonus awards.
(4)    The amounts reported in this column for 2020 include: (a) executive cash allowances of $38,400 for Ms. Merkle and Mr. Shuster and $30,000 for each of Messrs. Pollitzer, Leatherberry and Mathis; (b) matching 401(k) contributions of $14,250 on behalf of each NEO; (c) reserved parking fees for each NEO; (d) spousal travel payments for Mr. Shuster; and (e) insurance benefits for Ms. Merkle.

Compensation of Named Executive Officers | Compensation and Related Tables
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Employment Arrangements with our NEOs
The Company does not have employment agreements with any of our NEOs, each of whom was employed by the Company in 2020 on an "at-will" basis and, other than Mr. Mathis, pursuant to an offer letter. In 2020, Ms. Merkle served as the Company's CEO pursuant to a December 28, 2018 offer letter (Merkle Letter), and Mr. Shuster served as the Company's Executive Chairman pursuant to a December 28, 2018 offer letter (Shuster Letter). Mr. Pollitzer has served as the Company's Chief Financial Officer since 2017, pursuant to a February 1, 2017 offer letter (Pollitzer Letter). Mr. Leatherberry has served as our Chief Legal Officer since 2014, pursuant to a July 14, 2014 offer letter (Leatherberry Letter, and together with each of our NEOs' offer letters, the Offer Letters). In 2020, Mr. Mathis served as our Chief Operating Officer.
Among other things, each of the Offer Letters provides that the relevant executive shall (i) receive an annual base salary; (ii) participate in the Company's benefit plans; (iii) be eligible for a discretionary annual cash bonus under the Company's annual bonus plan; and (iv) be eligible for equity grants under the Company's equity plans. Although not memorialized in an offer letter, Mr. Mathis is also eligible for these same benefits. The material components of our NEOs' 2020 employment arrangements are summarized below.
Salary. Each NEO is entitled to an annual base salary as determined annually by the Committee. Each NEO's 2020 base salary is quantified above, in "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Base Salary."
Annual Bonus. Each NEO is eligible for a discretionary annual cash bonus, with a target annual bonus opportunity in 2020 of 100% of the executive's annual base salary. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Short-Term Incentive Program," above for a discussion of payment of bonuses to our NEOs under the 2020 Bonus Plan.
Equity Awards. Each NEO has received equity awards under our 2014 Plan and 2012 Stock Incentive Plan (2012 Plan) and remains eligible to receive future awards under both plans. Our NEOs' 2020 equity awards and outstanding equity awards as of December 31, 2020 are described and quantified below under "- Grants of Plan-Based Awards for 2020" and "- Outstanding Equity Awards at 2020 Fiscal Year-End," respectively.
Benefit Plans. Each NEO is eligible to participate in the Company's benefit plans, including the Company's 401(k) retirement plan and the executive cash allowance program, as discussed above in "Compensation Discussion and Analysis - Elements of Executive Compensation Program."
Severance Benefits. In 2020, each NEO was eligible to participate in the Company's Severance Plan. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Other Aspects of our Executive Compensation Program - Severance Plan." In addition, through the end of 2020, the Shuster Letter provided for enhanced severance benefits for Mr. Shuster if his employment had been terminated prior to January 1, 2021 under circumstances that would have entitled him to severance benefits under the Severance Plan. See below under "- Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2020" for a description of Mr. Shuster's enhanced severance benefits under the Shuster Letter.
CIC Severance Plan Benefits. Each of our NEOs was a participant in the Company's CIC Severance Plan in 2020. See "Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program - Change In Control Severance Plan (CIC Severance Plan)" above. See below under "- Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2020" for a description of the change-in-control severance benefits that our NEOs would have been eligible to receive as of December 31, 2020.

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Compensation of Named Executive Officers | Compensation and Related Tables
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Grants of Plan-Based Awards for 2020

	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Claudia J. Merkle		$375,000	$750,000	$1,350,000	—	—	—	—	$—
	2/12/2020	$—	$—	$—	—	—	—	33,870	$1,049,970
	2/12/2020	$—	$—	$—	16,935	33,870	67,740	—	$1,049,970
Bradley M. Shuster		$325,000	$650,000	$1,170,000	—	—	—	—	$—
	2/12/2020	$—	$—	$—	—	—	—	38,693	$1,199,483
Adam S. Pollitzer		$275,000	$550,000	$990,000	—	—	—	—	$—
	2/12/2020	$—	$—	$—	—	—	—	16,854	$522,474
	2/12/2020	$—	$—	$—	8,427	16,854	33,708	—	$522,474
William J. Leatherberry		$242,500	$485,000	$873,000	—	—	—	—	$—
	2/12/2020	$—	$—	$—	—	—	—	14,862	$460,722
	2/12/2020	$—	$—	$—	7,431	14,862	29,724	—	$460,722
Patrick Mathis		$232,500	$465,000	$837,000	—	—	—	—	$—
	2/12/2020	$—	$—	$—	—	—	—	14,250	$441,750
	2/12/2020	$—	$—	$—	7,125	14,250	28,500	—	$441,750
(1)    In 2020, the Committee established corporate performance objectives under the 2020 bonus plan to provide for compensation that was intended to serve as an incentive for performance in 2020, based on established performance measures, notwithstanding that the Committee retained discretion to award payouts of any amount irrespective of the Company's actual performance against such objectives. The amounts earned by our NEOs in 2020 based on actual achievement of the 2020 performance objectives, but awarded and paid in 2021, are shown in the "Non-Equity Incentive Plan Compensation" column of the 2020 Summary Compensation Table above, and amounts paid to our NEOs in 2020 as a result of the Committee's exercise of discretion during the fiscal year were reportable as "Bonus" in the Summary Compensation Table. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Short-Term Incentive Program," above for additional information regarding our NEOs' 2020 bonus awards.
(2)    Represents our NEOs' (other than Mr. Shuster) February 12, 2020 PRSU awards, which are eligible to vest after the Performance Period ends on December 31, 2022, subject to such NEOs' continued employment with the Company through the vesting date, with the percentage of the PRSUs that are eligible to vest dependent on the Company meeting cumulative BVPS growth targets set forth in the awards. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Long-Term Incentive Program," above for a description of such NEOs' 2020 PRSU awards.
(3)    Our NEOs' (other than Mr. Shuster) 2020 RSU grants are eligible to vest 40% on each of the first and second anniversaries of the grant date, with the remaining 20% eligible to vest on the third anniversary of the grant date. Mr. Shuster's 2020 RSU grant is eligible to vest in thirds on the first, second, and third anniversaries of the grant date.
(4)    The amounts included in this column reflect the grant date fair value of our NEOs' 2020 RSU and PRSU awards (at target level of performance). The grant date fair value was determined in accordance with ASC Topic 718.
While the vesting of the equity awards granted to our NEOs generally requires continued service through the applicable vesting date, in some instances the vesting of such equity awards will be accelerated upon a qualifying termination of employment or in connection with a change in control. For a further description of the treatment of equity upon certain qualifying terminations of employment or in connection with a change in control, see "- Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2020" below.

Compensation of Named Executive Officers | Compensation and Related Tables
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Outstanding Equity Awards at 2020 Fiscal Year-End
The following table provides our NEOs' outstanding equity awards as of December 31, 2020:

		Option Awards					Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(10)
Claudia J. Merkle	2012	12,000	—	—	$10.00	11/7/2022	—	$—	—	$—
	2013	30,247	—	—	$11.75	2/14/2023	—	$—	—	$—
	2018	19,142	9,571 (1)	—	$18.70	2/7/2028	10,028 (2)	$227,134	—	$—
	2019	13,650	27,300 (3)	—	$22.19	2/13/2029	32,661 (4)	$739,772	—	$—
	2020	—	—	—	—	—	33,870 (5)	$767,156	16,935(6)	$383,577
Bradley M. Shuster	2013	60,077	—	—	$11.75	2/14/2023	—	$—	—	$—
	2014	115,072	—	—	$12.32	2/12/2024	—	$—	—	$—
	2015	263,800	—	—	$8.50	2/12/2025	—	$—	—	$—
	2017	330,788	—	—	$11.10	2/9/2027	—	$—	—	$—
	2018	130,168	65,084 (1)	—	$18.70	2/7/2028	7,577 (2)	$171,619	—	$—
	2019	13,650	27,300 (3)	—	$22.19	2/13/2029	32,661(4)	$739,772	—	$—
	2020	—	—	—	—	—	38,693 (7)	$876,396	—	$—
Adam S. Pollitzer	2017	—	—	—	—	—	74,074 (8)	$1,677,776	—	$—
	2018	8,131	8,133 (1)	—	$18.70	2/7/2028	8,520 (2)	$192,978	—	$—
	2018	9,717	9,718 (9)	—	$16.00	3/15/2028	—	$—	—	$—
	2019	8,475	16,951 (3)	—	$22.19	2/13/2029	20,280 (4)	$459,342	—	$—
	2020	—	—	—	—	—	16,854 (5)	$381,743	8,427(6),	$190,871
William J, Leatherberry	2018	14,988	7,494 (1)	—	$18.70	2/7/2028	7,852 (2)	$177,848	—	$—
	2018	—	9,718 (9)	—	$16.00	3/15/2028	—	$—	—	$—
	2019	7,797	15,595 (3)	—	$22.19	2/13/2029	18,657 (4)	$422,581	—	$—
	2020	—	—	—	—	—	14,862 (5)	$336,624	7,431 (6)	$168,312
Patrick Mathis	2017	16,709	—	—	$11.10	2/9/2027	—	—	—	$—
	2018	14,642	7,323 (1)	—	$18.70	2/7/2028	7,671 (2)	$173,748	—	$—
	2019	5,939	11,880 (3)	—	$22.19	2/13/2029	14,212 (4)	$321,902	—	$—
	2020	—	—	—	—	—	14,250 (5)	$322,763	7,125 (6)	$161,381
(1)    These stock options vested on 2/7/2021.
(2)    These RSUs vested on 2/7/2021.
(3)    Half of these stock options vested on 2/13/2021, with the other half eligible to vest on 2/13/2022.
(4)    Half of these RSUs vested on 2/13/2021, with the other half eligible to vest on 2/13/2022.
(5)    40% these RSUs vested on 2/12/2021, with 40% eligible to vest on 2/12/2022 and the remaining 20% eligible to vest on 2/12/2023.
(6)    Represents the NEO's (other than Mr. Shuster's) February 12, 2020 PRSU award, which is eligible to vest after the Performance Period ends on December 31, 2022, subject to such NEO's continued employment with the Company through the vesting date, with the percentage of the PRSUs that are eligible to vest dependent on the Company meeting BVPS growth targets specified in the award. The amount in the table assumes threshold performance. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Long-Term Incentive Program," above for a description of such NEOs' 2020 PRSU awards.
(7)    One-third of these RSUs vested on 2/12/2021, with the second third eligible to vest on 2/12/2022 and the remaining third eligible to vest on 2/12/2023.
(8)    Half of these RSUs are eligible to vest on 5/10/2021, with the other half eligible to vest on 5/10/2022.

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(9)    These stock options vested on 3/15/2021.
(10)    The payout value is based on the $22.65 closing price of our common stock on NASDAQ on 12/31/2020 multiplied by the number of unvested RSUs or PRSUs, as applicable, as of 12/31/2020.

Option Exercises and Stock Vested during Fiscal Year 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Claudia J. Merkle	73,791	$920,004	35,066	$1,112,236
Bradley M. Shuster	161,134	$2,382,928	184,377	$5,709,626
Adam S. Pollitzer	22,965	$294,206	63,410	$1,231,966
William J. Leatherberry	36,143	$367,611	23,095	$738,915
Patrick Mathis	—	$—	20,693	$667,660

Compensation of Named Executive Officers | Compensation and Related Tables
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Potential Payments upon Termination of Employment or Change in Control as of December 31, 2020
The following summarizes the compensation and benefits payable to each of our NEOs if an NEO's employment is terminated under various circumstances, in each case assuming a termination date as of December 31, 2020. In addition to the amounts described below, the NEOs would be entitled to earned but unpaid base salary and earned and awarded but unpaid annual bonus for a prior award period (other than any portion of such annual bonus that was previously deferred which would have been paid in accordance with the applicable deferral arrangement) (collectively, the Accrued Compensation) and any accrued and unpaid benefits, including accrued paid-time off and the timely payment of any amounts due and payable under any of our applicable plans, programs, policies or practices (collectively, the Accrued Benefits).
Termination of Employment without Cause or Resignation with Good Reason
NEOs' Unvested Stock Option Awards
    All of our NEOs' outstanding, unvested stock option grants have been under the 2012 Plan. Each NEO's 2019 stock option award agreement provides that if the NEO's employment is terminated by us without cause on or after the first anniversary of the grant date, a prorated portion of the executive's unvested options that would have vested on the next vesting date would vest, based on the number of days that such executive was employed during the applicable vesting term (referred to herein as a "pro-rata vesting"). Each NEO's 2018 stock option award agreement (other than Mr. Shuster's), provides for pro-rata vesting if the NEO's employment is terminated by us without cause. Mr. Shuster's 2018 stock option award agreement provides for immediate vesting of all unvested stock options upon a termination of employment without "cause" or for "good reason." Our NEOs would have 90 days following a termination of employment without cause or for good reason, as applicable, to exercise any of their vested stock options.
NEOs' Unvested RSU and PRSU Awards
    All of our NEOs' outstanding, unvested RSU and PRSU grants have been under the 2014 Plan. Each NEO's 2019 and 2020 RSU award agreement provides for pro-rata vesting if the NEO's employment is terminated by us without cause on or after the first anniversary of the grant date. Each NEO's 2018 RSU award agreement (other than Mr. Shuster's) and Mr. Pollitzer's 2017 RSU award agreement provides for pro-rata vesting if the NEO's employment is terminated by us without cause, subject to the executive having served as an employee of the Company for at least one year. Mr. Shuster's 2018 RSU award agreement provides for immediate vesting of all unvested RSUs upon a termination of employment without "cause" or for "good reason."
Each of our NEOs (other than Mr. Shuster) received a PRSU award in 2020. Each NEO's PRSU award agreement provides for vesting under the following terms, if such an NEO is terminated by us without cause during the term of the agreement:
(i) If such a termination occurs on or following the completion of the Performance Period, the then outstanding PRSUs shall vest, with the number of earned shares determined by the Compensation Committee in accordance with the standard vesting terms that apply following completion of the Performance Period. See "Compensation Discussion and Analysis - Elements of Executive Compensation Program - Compensation Program Details - Long Term Incentive Program - Performance-based RSUs" above; or
(ii) If such a termination occurs prior to the expiration of the Performance Period, (A) the PRSUs shall remain outstanding through the last day of the Performance Period, without regard to the termination, (B) the number of PRSUs which become earned shares, if any, shall be determined based on the Compensation Committee's computation and certification of the BVPS Vesting Percentage as if no termination of employment had occurred, and (C) the number of earned shares that become vested shall be determined by multiplying (x) the number of earned shares by (y) a fraction, the numerator of which is the number of days which elapsed from the commencement of the Performance Period through the date of the termination of employment and the denominator of which is 1,095, and any then unvested PRSUs and shares which are earned but do not vest in accordance with such formula as of such date shall immediately be forfeited for no consideration, and the NEO's rights in any such unvested PRSUs or unvested earned shares shall immediately lapse and expire.
Severance Plan Termination
In 2020, each NEO was eligible to participate in the Severance Plan. See "Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program - Severance Plan," above. Upon a Severance Termination as of December 31, 2020, subject to the NEO's execution of a separation agreement and release and based on their years of service,

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Ms. Merkle and Messrs. Leatherberry, Mathis and Shuster would have received 12 months' base salary and 12 months of healthcare insurance premium contributions and Mr. Pollitzer would have received nine months' base salary and nine months of healthcare insurance premium contributions. Insurance premium contributions are paid at the active employee rate.
Mr. Shuster was also entitled to enhanced severance benefits under the Shuster Letter if his employment had been terminated prior to January 1, 2021 under circumstances that would have entitled him to severance benefits under the Severance Plan. Subject to Mr. Shuster's execution and non-revocation of a release of claims against the Company, if a termination of employment had occurred on December 31, 2020, Mr. Shuster would have been eligible to receive, in addition to the payments and benefits under the Severance Plan, a lump sum cash payment equal to the sum of his target Annual Bonus for calendar years 2020 and 2021.
Termination of Employment for Cause or Voluntary Resignation
For each of our NEOs, all unvested equity awards will be forfeited following the Company's termination of the executive's employment for "cause" (as defined in the applicable equity plan) or with respect to Mr. Shuster, his voluntary resignation of employment other than for "good reason." If any NEO is terminated for cause or voluntarily resigns, such NEO would not be entitled to payment of any severance benefit, but would be paid Accrued Compensation and Accrued Benefits, if any.
Termination of Employment Due to Death or Disability
Upon a termination of employment due to death or disability, our NEOs are entitled to payment of Accrued Compensation and Accrued Benefits. Each NEO equity award (other than the 2020 PRSU awards) provides for pro-rata vesting if an NEO's employment is terminated due to death or disability. Any such vested options would become and remain exercisable until the first anniversary of the related termination of employment. The 2020 PRSU awards provide that if an NEO's employment is terminated due to death or disability, any unvested PRSUs would fully vest and be deemed to be earned.
Change in Control
The Company's CIC Severance Plan provides for "double-trigger" severance benefits for our NEOs following a change in control. See "Compensation Discussion and Analysis - Other Aspects of our Executive Compensation Program - Change in Control Severance Plan," above. Under the CIC Severance Plan, if an NEO's employment is terminated without cause or for good reason, within 24 months after a change in control, or six months before a change in control (if the termination within that six month period occurs after a definitive agreement that contemplates such change in control is executed and the change in control occurs), such participant shall be entitled to the following lump sum cash payments, subject to the NEO's execution and non-revocation of a separation agreement and release:
(i)    a lump sum cash payment equal to (A) the sum of the NEO's base salary and target annual incentive bonus, in each case, as in effect immediately prior to the termination, multiplied by (B) the participant's Severance Multiple;
(ii)    a lump sum cash payment equal to the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the NEO's COBRA Period;
(iii)    a lump sum cash payment equal to the NEO's target annual incentive bonus for the fiscal year in which the NEO is terminated, pro-rated through the date of termination as described in the CIC Severance Plan; and
(iv)    any Accrued Compensation and Accrued Benefits.
In addition, pursuant to the terms of the applicable award agreements, upon a "change in control" (as defined in the applicable equity plan), all outstanding stock options and RSUs granted to our NEOs will immediately vest and options would become exercisable. If an NEO's employment is terminated for any reason (other than for "cause" as defined in the applicable equity plan) during the two years following a change in control, all vested stock options shall remain outstanding and exercisable until the earlier of the tenth anniversary of the date of grant or the fifth anniversary of the employment termination.
Under our NEOs' 2020 PRSU award agreements (Mr. Shuster did not receive a PRSU award in 2020), if a change in control occurs (i) on or following the completion of the Performance Period, all of the then-unvested PRSUs would vest in full and be deemed to be earned, or (ii) prior to the expiration of the Performance Period, then (A) the last day of the calendar quarter prior to the date of the change in control shall be deemed to be the last day of the Performance Period, (B) the Compensation Committee would determine that the number of earned shares is equal to the greater of (x) the level of achievement that would result by determining the BVPS Vesting Percentage through such date and (y) the total number of

Compensation of Named Executive Officers | Compensation and Related Tables
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shares at target achievement, and (C) all earned shares would immediately vest and any unvested PRSUs as of such date would be forfeited.
NEO Termination Payments
The following table reflects the estimated payments to our NEOs that would have been made upon certain hypothetical terminations of employment or a change in control, with such payments based on the assumption that such an event occurred on December 31, 2020. The closing price of our common stock on December 31, 2020 on NASDAQ was $22.65 per share (the Closing Price).

Name	Scenario	Cash Severance ($)	Stock Option Vesting ($)	Restricted Stock Unit Vesting ($)	Benefits ($)	Total ($)
Claudia J. Merkle	Voluntary Resignation	-	-	-	-	-
	Termination without Cause	-	$39,509 (1)	$1,158,683 (2)	-	$1,198,192
	Severance Termination	$750,000 (3)	$39,509 (1)	$1,158,683 (2)	$26,546 (3)	$1,974,738
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$39,509 (4)	$1,569,101 (4)	-	$1,608,610
	Termination Following Change in Control	$3,803,093 (5)	$50,363 (6)	$2,501,217 (7)	-	$6,354,673
	No Termination Following Change in Control	-	$50,363 (6)	$2,501,217 (7)	-	$2,551,580
Bradley M. Shuster	Voluntary Resignation	-	-	-	-	-
	Termination without Cause or for Good Reason	-	$262,621 (1)	$497,915 (2)	-	$760,536
	Severance Termination	$1,950,000 (3)	$262,621 (1)	$497,915 (2)	$17,898 (3)	$2,728,434
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$236,559 (4)	$738,979 (4)	-	$975,538
	Termination Following Change in Control	$3,285,795 (5)	$269,640 (6)	$1,787,787 (7)	-	$5,343,222
	No Termination Following Change in Control	-	$269,640 (6)	$1,787,787 (7)	-	$2,057,427
Adam S. Pollitzer	Voluntary Resignation	-	-	-	-	-
	Termination without Cause	-	$83,823 (1)	$1,228,717 (2)	-	$1,312,540
	Severance Termination	$412,500 (3)	$83,823 (1)	$1,228,717 (2)	$28,686 (3)	$1,753,726
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$83,823 (4)	$1,432,930 (4)	-	$1,516,753
	Termination Following Change in Control	$2,257,372 (8)	$104,548 (6)	$3,093,582 (7)	-	$5,455,502
	No Termination Following Change in Control	-	$104,548 (6)	$3,093,582 (7)	-	$3,198,130
William J. Leatherberry	Voluntary Resignation	-	-	-	-	-
	Termination without Cause	-	$81,281 (1)	$621,878 (2)	-	$703,159
	Severance Termination	$485,000 (3)	$81,281 (1)	$621,878 (2)	$26,089 (3)	$1,214,248
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$81,281 (4)	$801,969 (4)	-	$883,250
	Termination Following Change in Control	$1,979,134 (8)	$101,400 (6)	$1,273,677 (7)	-	$3,354,211
	No Termination Following Change in Control	-	$101,400 (6)	$1,273,677 (7)	-	$1,375,077
Patrick Mathis	Voluntary Resignation	-	-	-	-	-
	Termination without Cause	-	$28,401 (1)	$562,422 (2)	-	$590,823
	Severance Termination	$465,000 (3)	$28,401 (1)	$562,422 (2)	$41,791 (3)	$1,097,614
	Involuntary Termination for Cause	-	-	-	-	-
	Death or Disability	-	$28,401 (4)	$735,106 (4)	-	$763,507
	Termination Following Change in Control	$1,922,687 (8)	$34,391 (6)	$1,141,175 (7)	-	$3,098,253
	No Termination Following Change in Control	-	$34,391 (6)	$1,141,175 (7)	-	$1,175,566

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(1)    At December 31, 2020, our NEOs' 2018 and 2019 stock option grants (other than Mr. Shuster's 2018 stock option grant) provided for pro-rata vesting for a termination by us without cause, including a Severance Termination under the Severance Plan. Any unvested stock options under Mr. Shuster's 2018 stock option grant would have fully vested upon a termination of employment without cause or for good reason, including a Severance Termination under the Severance Plan. See "Compensation and Related Tables - Outstanding Equity Awards at 2020 Fiscal Year-End" and " -Termination of Employment without Cause or Resignation with Good Reason - NEOs' Unvested Stock Option Awards" above.
(2)    At December 31, 2020, our NEOs' 2018 and 2019 RSU grants (other than Mr. Shuster's) and Mr. Pollitzer's 2017 RSU grant provided for pro-rata vesting for a termination by us without cause, including a Severance Termination under the Severance Plan. Any unvested RSUs under Mr. Shuster's 2018 and 2019 RSU grants would have fully vested upon a termination of employment without cause or for good reason, including a Severance Termination under the Severance Plan. No value is included in this table for pro-rata vesting under our NEOs' 2020 RSU grants, because pro-rata vesting would only have been triggered on or after the first anniversary of the grant date. Each of our NEOs (other than Mr. Shuster) received a PRSU award in 2020. With a hypothetical termination of employment without cause at December 31, 2020 and prior to the end of the Performance Period, such PRSUs would have remained outstanding through the end of the Performance Period, after which the Committee would make its determination of which PRSUs, if any, would be earned and eligible to vest. Notwithstanding that such PRSUs would not have been eligible to vest upon a termination of employment occurring on December 31, 2020, we included values for such PRSUs assuming achievement of 81.9% of target levels as of December 31, 2020. See "Compensation and Related Tables - Outstanding Equity Awards at 2020 Fiscal Year-End" and "- Termination of Employment without Cause or Resignation with Good Reason - NEOs' Unvested RSU and PRSU Awards" above.
(3)    Amounts payable under the Severance Plan upon a Severance Termination. At December 31, 2020, each of our NEOs (other than Mr. Pollitzer) would have been eligible to be paid 12 months' base salary and to receive 12 months of healthcare insurance premium contributions, and Mr. Pollitzer would have been eligible to be paid nine months' base salary and to receive nine months of healthcare insurance premium contributions. Mr. Shuster would also have been eligible to receive enhanced severance benefits under the Shuster Letter. Amounts shown in the table for Mr. Shuster assume that his annual base salary and target bonus remain at their 2020 amounts through December 31, 2021. See " - Severance Plan Termination" above.
(4)    At December 31, 2020, our NEOs' equity awards (other than 2020 PRSUs granted to NEOs other than Mr. Shuster) provided for pro-rata vesting if an NEO's employment had been terminated due to death or disability. One hundred percent of an NEO's unvested 2020 PRSUs would have vested and been deemed to be earned if such NEO's employment had been terminated due to death or disability at December 31, 2020.
(5)    Under the CIC Severance Plan, at December 31, 2020, Ms. Merkle and Mr. Shuster would have been entitled to a lump sum cash payment equal to the sum of (i) two times the sum of the executive's 2020 annual base salary and 2020 target annual bonus; (ii) the executive's 2020 target annual bonus; and (iii) the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the participant's COBRA period. In 2020, the COBRA period was 24 months for Ms. Merkle and Mr. Shuster.
(6)    Upon a change in control at December 31, 2020, any unvested stock options would have fully vested and become exercisable.
(7)    Upon a change in control at December 31, 2020, any unvested RSUs would have fully vested. Each of our NEOs (other than Mr. Shuster) received a PRSU award in 2020. With a hypothetical change in control at December 31, 2020, the end of the Performance Period would have been deemed to be September 30, 2020, and each such NEO would have been eligible to earn a number of PRSUs based on the greater of (x) achievement of the BVPS Vesting Percentage for a performance period from January 1, 2020 to September 30, 2020 or (y) target achievement. The values shown for such PRSUs assume target achievement and that 100% of the PRSUs were deemed to be earned and vested.
(8)    Under the CIC Severance Plan, at December 31, 2020, Messrs. Pollitzer, Leatherberry and Mathis would have been entitled to a lump sum cash payment equal to the sum of (i) one and one-half times the sum of the NEO's 2020 annual base salary and 2020 target annual bonus; (ii) the NEO's 2020 target annual bonus; and (iii) the cost of monthly healthcare premiums in effect as of the date of termination for the duration of the participant's COBRA period. In 2020, the COBRA period was 18 months for these NEOs.

Compensation of Named Executive Officers | CEO Pay Ratio
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CEO PAY RATIO
    Below is: (i) the 2020 annual total compensation of our CEO; (ii) the 2020 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio.

Ms. Merkle's 2020 Annual Total Compensation*	$3,877,097
Median Employee's 2020 Annual Total Compensation	$170,355
CEO to Median Employee Pay Ratio	23:1
* Our CEO's 2020 annual total compensation is the same amount disclosed above in the 2020 Summary Compensation Table.
Methodology
    Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. We explain below our methodology and process for identifying our median employee and calculating our CEO to median employee pay ratio:
•Determined Employee Population. Our employee population consisted of all full- and part-time employees (other than Ms. Merkle) who were employed by the Company on December 31, 2020, the date we selected to identify our employees for purposes of the pay ratio calculation (2020 Population). As of December 31, 2020, our 2020 Population, excluding Ms. Merkle, consisted of 261 individuals employed in the United States.
•Identified the Median Employee. Consistent with Instruction 2 to Item 402(u) of Regulation S-K, we may identify the median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our 2019 CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2019 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2020. Although this is the case, the median employee used in 2019 terminated employment from the Company in 2020. Therefore, as permitted by the SEC rules, we determined to use another employee as our median employee who was similarly compensated to the original median employee, based on the compensation measure used to select the original median employee. To identify the median employee for fiscal year 2020, we compiled compensation information for each employee in the 2020 Population for full fiscal year 2020 using a consistently applied compensation measure in accordance with SEC rules. To identify the median employee, we used the following elements of compensation: 2020 annual cash compensation (i.e., salary, or wages, as applicable); cash bonuses and commissions earned and/or paid in 2020 and the grant date fair value of equity awards granted in 2020. For all full- and part-time employees who worked for the Company less than the full year (e.g., new hires during the year), we annualized their 2020 cash compensation and assumed payment of bonuses and commissions at target levels. We included bonuses, commissions, equity grants and the value of other benefits in our calculation, as these compensation components are widely distributed across our workforce.
•Calculated CEO Pay Ratio. We calculated our median employee's 2020 annual total compensation according to the SEC's instructions for preparing the Summary Compensation Table, including the value of all other compensation earned. We then calculated our CEO's 2020 annual total compensation using the same approach to determine the pay ratio shown above.
Comparability
    We believe the ratio above is a reasonable estimate, based on the methodology we have described. Given the different methodologies, exclusions, estimates and assumptions other companies may use to calculate their respective CEO pay ratios, as well as differences in employment and compensation practices between companies, the estimated ratio reported above may not be comparable to that reported by other companies.

    2021 PROXY STATEMENT    40

Beneficial Ownership of Common Stock
__________________________________________________________________________________________________________________________________________________________________________
BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information about the beneficial ownership of our common stock as of March 24, 2021 for:
•each person known to us to be the beneficial owner of more than five percent of our Class A common stock;
•each NEO;
•each of our directors; and
•all of our current executive officers, identified above under the caption "Executive Officers," and directors as a group.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o NMI Holdings, Inc., 2100 Powell Street, 12th Floor, Emeryville, California 94608. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 85,577,414 shares of our Class A common stock outstanding as of March 24, 2021. There are currently no shares of our Class B common stock issued and outstanding.
In computing the number of shares of common stock beneficially owned by a person and such person's percentage of ownership of all outstanding shares, we deemed as owned and outstanding for such person those shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 24, 2021 and RSUs held by that person that will vest within 60 days of March 24, 2021. We, however, did not deem such shares as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Class A Common Stock Beneficially Owned
Named Executive Officers and Directors:	Number	%
Bradley M. Shuster (1)	1,359,346	1.6%
Claudia J. Merkle (2)	125,913	*
Adam S. Pollitzer (3)	102,253	*
William J. Leatherberry (4)	126,435	*
Patrick Mathis (5)	89,258	*
James H. Ozanne (6)	71,991	*
Steven L. Scheid (7)	72,637	*
Michael Embler (8)	74,563	*
James G. Jones (9)	186,876	*
Michael Montgomery (10)	67,963	*
Regina Muehlhauser (11)	42,770	*
Lynn S. McCreary (12)	15,546	*
Priya Huskins	—	—%
All executive officers and directors as a group (14 persons)	2,386,618	2.7%

*    Represents less than 1% of beneficial ownership.
(1)    Represents 379,984 shares held directly, 47,150 shares held indirectly in the Shuster Family Trust, of which Mr. Shuster and his wife are co-trustees and beneficiaries, and 932,212 vested stock options.
(2)    Represents 69,900 shares held directly and 56,013 vested stock options.

Beneficial Ownership of Common Stock
__________________________________________________________________________________________________________________________________________________________________________
(3)    Represents 12,567 shares held directly, 37,037 RSUs expected to vest within 60 days of March 24, 2021, and 52,649 vested stock options.
(4)    Represents 78,641 shares held directly and 47,794 vested stock options.
(5)    Represents 38,706 shares held directly and 50,552 vested stock options.
(6)    Represents 57,976 shares held directly, 5,000 shares held by Greenrange Partners LLC, a venture capital investment company for which Mr. Ozanne serves as principal, and 9,015 RSUs expected to vest within 60 days of March 24, 2021.
(7)    Represents 53,622 shares held directly, 10,000 shares held in the Scheid Family Trust, of which Mr. Scheid and his wife are co-trustees and beneficiaries, and 9,015 RSUs expected to vest within 60 days of March 24 2021.
(8)    Represents 65,548 shares held directly and 9,015 RSUs expected to vest within 60 days of March 24, 2021.
(9)    Represents 95,548 shares held directly, 57,000 shares held in the James G. Jones and Maria F. Jones Revocable Trust, 25,313 vested stock options, and 9,015 RSUs expected to vest within 60 days of March 24, 2021.
(10)    Represents 21,135 shares held directly, 37,813 vested stock options, and 9,015 RSUs expected to vest within 60 days of March 24, 2021.
(11)    Represents 33,755 shares held directly and 9,015 RSUs expected to vest within 60 days of March 24, 2021.
(12) Represents 4,354 shares held directly and 11,192 RSUs expected to vest within 60 days of March 24, 2021.

Greater than 5% Stockholders, as of March 24, 2021	Number	%
BlackRock, Inc.(1)	12,629,836	14.8%
Vanguard Group Inc.(2)	6,308,782	7.4%
Oaktree Capital Management L.P.(3)	4,964,000	5.8%
Prime Cap Management Company (4)	4,451,749	5.2%

(1)     Based on a Schedule 13G/A filed with the SEC on January 26, 2021. The number of shares reported includes: (a) 12,487,574 shares over which BlackRock, Inc. has sole voting power and (b) 12,629,836 shares over which it has sole dispositive power. Subsidiaries of BlackRock, Inc. reported to have acquired the securities being reported include BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (such entity beneficially owns 5% or greater of the outstanding shares of NMI), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A. and Blackrock Investment Management (Australia) Limited. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(2)    Based on a Schedule 13G/A filed with the SEC on February 10, 2021. The number of shares reported includes: (a) 86,539 shares over which The Vanguard Group has shared voting power; (b) 6,147,301 shares over which The Vanguard Group has sole dispositive power; and (c) 161,481 shares over which The Vanguard Group has shared dispositive power. Subsidiaries of The Vanguard Group reported to have acquired the securities being reported include Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. The reporting person's principal business address is 100 Vanguard Blvd., Malvern, PA19355.
(3)    Based on a Schedule 13G/A filed with the SEC on February 16, 2021. The number of shares reported includes 4,964,000 shares over which each of the following entities have shared voting and dispositive power: Oaktree Value Equity Holdings, L.P., a Delaware limited partnership ("VE Holdings"), in its capacity as the direct owner of 4,964,000 Shares; Oaktree Value Equity Fund GP, L.P., a Cayman Islands exempted limited partnership ("VEF GP"), in its capacity as the general partner of VE Holdings; Oaktree Value Equity Fund GP Ltd., a Cayman Islands exempted company ("VEF Ltd."), in its capacity as the general partner of VEF GP; Oaktree Capital Management, L.P., a Delaware limited partnership ("Management"), in its capacity as the sole director of VEF Ltd.; Oaktree Capital Management GP, LLC, a Delaware limited liability company ("Management GP"), in its capacity as the general partner of Management; Atlas OCM Holdings LLC, a Delaware limited liability company ("Atlas"), in its capacity as the sole managing member of Management GP; Oaktree Fund GP I, L.P., a Delaware limited partnership ("GPI"), in its capacity as sole shareholder of VEF Ltd.; Oaktree Capital I, L.P., a Delaware limited partnership ("Capital I"), in its capacity as the general partner of GP I; OCM Holdings I, LLC, a Delaware limited liability company ("Holdings I"), in its capacity as the general partner of Capital I; Oaktree Holdings, LLC, a Delaware limited liability company ("Holdings LLC") in its capacity as the managing member of Holdings I; Oaktree Capital Group, LLC, a Delaware limited liability company ("OCG"), in its capacity as the managing member of Holdings LLC; Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company ("OCGH"), in its capacity as the indirect owner of the class B units of each of OCG and Atlas; Brookfield Asset Management Inc., a Canadian corporation ("BAM"), in its capacity as the indirect owner of the class A units of each of OCG and Atlas; and Partners Limited, a Canadian corporation ("Partners"), in its capacity as the sole owner of Class B Limited Voting Shares of Brookfield Asset Management, Inc. The principal business address for each of the above reporting persons is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

    2021 PROXY STATEMENT    42

Beneficial Ownership of Common Stock
__________________________________________________________________________________________________________________________________________________________________________
(4)    Based on a Schedule 13G/A filed with the SEC on February 12, 2021. The number of shares reported includes 4,451,749 shares over which the entity has sole voting power and sole dispositive power. The principal business address of the reporting person is 177 E. Colorado Blvd., 11th Floor, Pasadena CA 91105.
Delinquent Section 16(a) Reports
SEC rules require our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Such persons are required to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us and/or written representations that no additional forms were required, we believe that all our officers, directors and greater than 10% beneficial owners complied with their filing requirements for 2020, except one report for Julie Norberg, related to her March 15, 2020 RSU grant, which was filed on November 12, 2020.
Equity Compensation Plans Information
The following table sets forth information as of December 31, 2020 with respect to compensation plans under which shares of the Company's common stock may be issued:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (2)	Weighted-average exercise price of outstanding options, warrants, and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (4)
Equity compensation plans approved by security holders (1)	2,554,841	$13.59	2,247,755
Equity compensation plans not approved by security holders	—	—	—
Total	2,554,841	$13.59	2,247,755
(1)    NMI Holdings, Inc. 2012 Stock Incentive Plan (2012 Plan) and NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan (2014 Plan).
(2)    Includes 1,229,213 and 263,800 shares to be issued upon exercise of outstanding stock options under the 2012 and 2014 Plans, respectively, and 193,245 and 868,583 unvested RSUs granted under the 2012 and 2014 Plans, respectively.
(3)    Weighted-average exercise price is based solely on outstanding options.
(4)    The amount shown includes 486,593 shares available for use with awards granted under the 2012 Plan and 1,761,162 shares available for use with awards granted under the 2014 Plan.

Item 2 - Advisory Approval of our Executive Compensation
__________________________________________________________________________________________________________________________________________________________________________
ITEM 2 - ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

    Under Section 14A of the Exchange Act, this "say-on-pay" proposal gives our stockholders the opportunity to approve on a non-binding, advisory basis, the compensation of our NEOs as described in detail above under the heading "Compensation of Named Executive Officers."
    As described in this proxy statement, our executive compensation programs are designed to attract, retain and motivate our NEOs, who are critical to our success, while maximizing stockholder value creation over the long-term. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described above. Accordingly, we strongly believe you should approve our NEOs' compensation paid in 2020. Although the say-on-pay vote is advisory, we value stockholder input, and the Committee will review and consider the voting results when making future decisions regarding the Company's compensation philosophy and plan design.
Stockholder Vote Required
    Advisory approval of the compensation of our NEOs requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.
Board Recommendation
    The Board unanimously recommends that you vote for the advisory approval of our executive compensation.

    2021 PROXY STATEMENT    44

Item 3 - Ratification of Appointment of Independent Auditors
__________________________________________________________________________________________________________________________________________________________________________
ITEM 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Audit Committee has appointed the accounting firm of BDO USA, LLP (BDO) as our independent registered public accounting firm for the year ending December 31, 2021. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of BDO is expected to attend the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.
Audit and Other Fees -
For the years ended December 31, 2020 and December 31, 2019, BDO billed us fees for services of the following types:

Audit and Other Fees	2020	2019
Audit Fees	$822,090	$822,595
Audit-Related Fees	196,720	56,450
Tax Fees	—	—
All Other Fees	—	—
Total Audit and Other Fees	$1,018,810	$879,045
Audit Fees for 2020 and 2019 include BDO's review of our quarterly GAAP financial statements, audit of our year-end financial statements on a GAAP and statutory basis, review of SEC filings and expenses incurred by BDO in connection with providing services to NMI under the terms of the engagement.
Audit-Related Fees for 2020 and 2019 are fees for assurance and related services (e.g., due diligence services) that are reasonably related to the performance of the audit or review of the financial statements and which are not reported under "Audit Fees." Audit-Related Fees for 2020 and 2019 also include professional services rendered in connection with reinsurance transactions.
The Audit Committee is responsible for pre-approving audit services and all permitted non-audit services to be performed by the independent auditor that will cost in excess of $25,000. The Audit Committee is also responsible for establishing policies and procedures for the engagement of the independent auditor to provide permitted audit and non-audit services. If we desire the independent auditor to provide an audit or non-audit service that has not been pre-approved, the service may be presented for pre-approval by the Audit Committee at its next meeting, or for services that arise between Audit Committee meetings, such pre-approval may be delegated to the Chair of the Audit Committee or a sub-committee of the Audit Committee, with any such delegated approval reported to the Audit Committee at its next meeting. The Audit Committee pre-approved all of the services that BDO provided in 2020.
Stockholder Vote Required
The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.
Board Recommendation
The Board unanimously recommends that you vote for the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.

Appendix A - Explanation and Reconciliation of our use of Non-GAAP Financial Measures
__________________________________________________________________________________________________________________________________________________________________________
APPENDIX A

EXPLANATION AND RECONCILIATION OF OUR USE OF NON-GAAP FINANCIAL MEASURES
We believe the use of the non-GAAP measure of adjusted net income enhances the comparability of our fundamental financial performance between periods and provides relevant information to investors. This non-GAAP financial measure aligns with the way the Company's business performance is evaluated by management. The measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently and their measures may not be comparable to ours in how these measures are calculated and presented.
    Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Although adjusted net income excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
•Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by the equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
•Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
•Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
•Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results. There were no infrequent or unusual non-operating items for the periods presented in this proxy statement.

i

Appendix A - Explanation and Reconciliation of our use of Non-GAAP Financial Measures
__________________________________________________________________________________________________________________________________________________________________________

Non-GAAP Financial Measure Reconciliation

	Year Ended
	2020	2019
As Reported	(In Thousands)
Revenues
Net premiums earned	$397,172	$345,015
Net investment income	31,897	30,856
Net realized investment gains	930	45
Other revenues	3,284	2,855
Total revenues	433,283	378,771
Expenses
Insurance claims and claims expenses	59,247	12,507
Underwriting and operating expenses(1)	131,610	126,621
Service expenses(1)	2,840	2,248
Interest expense	24,387	12,085
(Gain) loss from change in fair value of warrant liability	(2,907)	8,657
Total expenses	215,177	162,118

Income before income taxes	218,106	216,653
Income tax expense	46,540	44,696
Net income	$171,566	$171,957
Adjustments:
Net realized investment (gains)	(930)	(45)
(Gain) loss from change in fair value of warrant liability	(2,907)	8,657
Capital markets transaction costs	7,237	2,353
Adjusted income before taxes	221,506	227,618

Income tax expense on adjustments	1,324	485
Adjusted net income	$173,642	$182,437
(1) Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in the prior period.

    2021 PROXY STATEMENT    ii

Appendix A - Explanation and Reconciliation of our use of Non-GAAP Financial Measures
__________________________________________________________________________________________________________________________________________________________________________
    We also believe that use of the non-GAAP measures of adjusted operating income, adjusted return-on-equity and adjusted expense ratio assist in the measurement of performance for bonus determination. Use of these non-GAAP financial measures are consistent with the performance goals set forth in the NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan and the Company's 2020 operational plan and budget approved by the Board.
    Adjusted operating income, as approved by the Compensation Committee, is defined as GAAP pre-tax income, excluding the pre-tax impact of bonus accruals and performance awards above/below target, gains or losses related to the change in fair value of our warrant liability, net realized investment gains or losses from our investment portfolio, non-budgeted capital transactions and budgeted capital transactions with unexpected accounting treatment.
Adjusted return-on-equity, as approved by the Compensation Committee, is defined as GAAP net income, excluding the after-tax impact of bonus accruals and performance awards above/below target, gains or losses related to the change in fair value of our warrant liability, net realized investment gains or losses from our investment portfolio, non-budgeted capital transactions and budgeted capital transactions with unexpected accounting treatment, divided by average of 12/31/2019 and 12/31/2020 GAAP shareholders' equity, excluding the GAAP impact of changes in accumulated comprehensive other income from plan, gains or losses related to the change in fair value of our warrant liability, and warrant exercises.
Adjusted expense ratio, as approved by the Compensation Committee, is defined as GAAP net operating expense, excluding the pre-tax impact of bonus accruals and performance awards above/below target and expenses related to non-budgeted capital transactions and budgeted capital transactions with unexpected accounting treatment, divided by GAAP net premiums earned.
The items excluded from adjusted operating income, adjusted return-on-equity and adjusted expense ratio represent items that are calculated in accordance with formulas approved by the Compensation Committee. The primary purpose of the exclusions from operating income is to remove elements of income or loss which, in the judgment of the Compensation Committee, are not appropriate to consider for purposes of assessing the Company's achievement of the corporate bonus objectives.
•Net realized investment gains and losses. The recognition of net investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
•Change in fair value of warrant liability. We exclude fluctuations related to the change in fair value of our warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statements of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by the equity market and general economic factors that do not impact or reflect our current period operating results.
•Bonus accruals and performance awards above/below target. Adjusted operating income is one of the metrics used to set the threshold for the establishment of a bonus pool and performance targets; therefore, the metric was defined in a manner that would illustrate trends in profitability and operating performance without the impact of bonuses or performance awards above/below target. Expenses associated with these items are estimates recorded throughout the fiscal year, which are ultimately dependent on approval from the Compensation Committee.
•Capital markets transactions. Non-budgeted capital transactions and budgeted capital transactions with unexpected accounting treatment are excluded. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.

iii

FORM OF PROXY CARD

NMI HOLDINGS, INC. 2100 POWELL STREET, 12th FLOOR EMERYVILLE, CA 94608	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on Wednesday, May 12, 2021. Have this proxy card and the information that is printed in the box marked by the arrow in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting - Go to www.virtualshareholdermeeting.com/NMIH2021

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting until voting is closed. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on Wednesday, May 12, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D04208-P34530	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NMI HOLDINGS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the Election of Directors, FOR Proposal 2 and FOR Proposal 3.		ú	ú	ú
1.	Election of Directors
01)	Bradley M. Shuster	06)	Lynn McCreary
02)	Claudia J. Merkle	07)	Michael Montgomery
03)	Michael Embler	08)	Regina Muehlhauser
04)	Priya Huskins	09)	Steven L. Scheid
05)	James G. Jones
						For	Against	Abstain
2.	Advisory approval of our executive compensation.					ú	ú	ú

						For	Against	Abstain
3.	Ratification of the appointment of BDO USA, LLP as NMI Holdings, Inc.'s independent auditors.					ú	ú	ú

4.	Any other matters that may properly come before the Annual Meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.					ú

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)			Date

To the Stockholders of NMI Holdings, Inc.:
The 2021 Annual Meeting of Stockholders ("Annual Meeting") of NMI Holdings, Inc. ("NMI") will be held as a virtual meeting on Thursday, May 13, 2021, at 8:30 A.M. Pacific Time, to vote on the following matters:
1.    The election of nine directors;
2.    Advisory approval of our executive compensation;
3.    Ratification of the appointment of BDO USA, LLP as NMI's independent auditors; and
4.    Any other matters that properly come before the Annual Meeting.
The proxy statement contains information regarding the Annual Meeting, including information on the matters to be voted on prior to and during the Annual Meeting. If you have chosen to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, you can access our proxy statement and 2020 Annual Report and vote at www.proxyvote.com.
Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card.
You will be able to attend the Annual Meeting via live audio webcast by visiting NMI's virtual meeting website at www.virtualshareholdermeeting.com/NMIH2021 on Thursday, May 13, 2021, at 8:30 A.M. Pacific Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Sincerely,
Bradley M. Shuster
Executive Chairman
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D04209-P34530
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NMI HOLDINGS, INC.
The undersigned hereby appoints Bradley M. Shuster and William J. Leatherberry, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Class A Common Stock of NMI Holdings, Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of NMI Holdings, Inc. to be held on May 13, 2021 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.
        THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED (1) FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1; (2) FOR PROPOSAL 2; (3) FOR PROPOSAL 3; AND (4) IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:
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(Continued and to be marked, dated and signed on the reverse side)